EXHIBIT (B)(2)



               THIS DOCUMENT IS A DRAFT OF THE CREDIT AGREEMENT.

            THE CREDIT AGREEMENT HAS NOT BEEN EXECUTED AND THE TERMS
               ARE SUBJECT TO FURTHER NEGOTIATION AND TO CHANGE.










                                CREDIT AGREEMENT

                                      among

                   PULASKI FURNITURE CORPORATION, as Borrower,
                       PINE HOLDINGS, INC., as Guarantor,
                          VARIOUS LENDING INSTITUTIONS,

                                       and

                             BANKERS TRUST COMPANY,
                    as Agent, Lead Arranger and Book Manager

                           Dated as of May [__], 2000

                                  $120,000,000

                                TABLE OF CONTENTS

                                                                           Page
SECTION 1. Amount and Terms of Credit.........................................1
  1.01 Commitments............................................................1
  1.02 Minimum Borrowing Amounts, etc.........................................4
  1.03 Notice of Borrowing....................................................4
  1.04 Disbursement of Funds..................................................5
  1.05 Notes..................................................................6
  1.06 Conversions............................................................7
  1.07 Pro Rata Borrowings....................................................8
  1.08 Interest...............................................................8
  1.09 Interest Periods.......................................................9
  1.10 Increased Costs; Illegality; etc......................................11
  1.11 Compensation..........................................................14
  1.12 Change of Lending Office..............................................14
  1.13 Replacement of Banks..................................................14
SECTION 2. Letters of Credit.................................................16
  2.01 Letters of Credit.....................................................16
  2.02 Letter of Credit Requests; Notices; etc...............................17
  2.03 Agreement to Repay Letter of Credit Drawings..........................18
  2.04 Letter of Credit Participations.......................................19
  2.05 Increased Costs.......................................................22
SECTION 3. Fees; Commitments.................................................23
  3.01 Fees..................................................................23
  3.02 Voluntary Termination or Reduction of Total Unutilized Revolving
       Loan Commitment.......................................................24
  3.03 Mandatory Reduction of Commitments....................................25
SECTION 4. Payments..........................................................26
  4.01 Voluntary Prepayments.................................................26
  4.02 Mandatory Prepayments.................................................27
  4.03 Method and Place of Payment...........................................32
  4.04 Net Payments..........................................................33
SECTION 5. Conditions Precedent..............................................35
  5.01 Initial Term Loan on the Effective Date...............................35
  5.02 Loans on the Merger Closing Date......................................43
  5.03 Each Credit Event.....................................................48
SECTION 6. Representations, Warranties and Agreements........................49
  6.01 Corporate Status......................................................49
  6.02 Corporate Power and Authority.........................................50
  6.03 No Violation..........................................................50
  6.04 Litigation............................................................50
  6.05 Use of Proceeds; Margin Regulations...................................51
  6.06 Governmental Approvals................................................51
  6.07 Investment Company Act................................................51
  6.08 Public Utility Holding Company Act....................................51
  6.09 True and Complete Disclosure..........................................52
  6.10 Financial Condition; Financial Statements.............................52
  6.11 Security Interests....................................................53
  6.12 Representations and Warranties in Other Documents.....................54
  6.13 Transaction...........................................................54
  6.14 Special Purpose Corporation...........................................54
  6.15 Compliance with ERISA.................................................55
  6.16 Subsidiaries..........................................................56
  6.17 Intellectual Property.................................................56
  6.18 Compliance with Statutes, etc.........................................57
  6.19 Environmental Matters.................................................57
  6.20 Properties............................................................58
  6.21 Labor Relations.......................................................58
  6.22 Tax Returns and Payments..............................................59
  6.23 Subordination.........................................................59
  6.24 Insurance.............................................................59
  6.25 Indebtedness..........................................................59
SECTION 7. Affirmative Covenants.............................................60
  7.01 Information Covenants.................................................60
  7.02 Books, Records and Inspections........................................64
  7.03 Insurance.............................................................64
  7.04 Payment of Taxes......................................................65
  7.05 Corporate Franchises..................................................65
  7.06 Compliance with Statutes, etc.........................................65
  7.07 Compliance with Environmental Laws....................................66
  7.08 ERISA.................................................................67
  7.09 Good Repair...........................................................68
  7.10 Fiscal Years..........................................................68
  7.11 Additional Security; Further Assurances...............................68
  7.12 Contributions; Payments...............................................70
  7.13 Foreign Subsidiary Security...........................................70
  7.14 Interest Rate Protection..............................................71
  7.15 Merger................................................................71
  7.16 Use of Proceeds.......................................................71
  7.17 Landlord Waivers......................................................71
SECTION 8. Negative Covenants................................................71
  8.01 Changes in Business...................................................72
  8.02 Consolidation, Merger, Sale or Purchase of Assets, etc................72
  8.03 Liens.................................................................75
  8.04 Indebtedness..........................................................78
  8.05 Advances, Investments and Loans.......................................80
  8.06 Dividends, etc........................................................82
  8.07 Transactions with Affiliates..........................................83
  8.08 Capital Expenditures..................................................84
  8.09 Interest Coverage Ratio...............................................85
  8.10 Leverage Ratio........................................................86
  8.11 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain
       Other Agreements; etc.................................................87
  8.12 Limitation on Certain Restrictions on Subsidiaries....................88
  8.13 Limitation on the Creation of Subsidiaries and Joint Ventures.........89
SECTION 9. Events of Default.................................................89
  9.01 Payments..............................................................89
  9.02 Representations, etc..................................................89
  9.03 Covenants.............................................................89
  9.04 Default Under Other Agreements........................................90
  9.05 Bankruptcy, etc.......................................................90
  9.06 ERISA.................................................................91
  9.07 Security Documents....................................................91
  9.08 Guaranties............................................................92
  9.09 Judgments.............................................................92
  9.10 Ownership.............................................................92
SECTION 10. Definitions......................................................93
SECTION 11. The Agent.......................................................123
  11.01 Appointment.........................................................123
  11.02 Delegation of Duties................................................123
  11.03 Exculpatory Provisions..............................................123
  11.04 Reliance by Agent...................................................124
  11.05 Notice of Default...................................................124
  11.06 Nonreliance on Agent and Other Banks................................125
  11.07 Indemnification.....................................................125
  11.08 Agent in its Individual Capacity....................................126
  11.09 Holders.............................................................126
  11.10 Resignation of the Agent............................................126
SECTION 12. Miscellaneous...................................................127
  12.01 Payment of Expenses, etc............................................127
  12.02 Right of Setoff.....................................................128
  12.03 Notices.............................................................129
  12.04 Benefit of Agreement................................................129
  12.05 No Waiver; Remedies Cumulative......................................131
  12.06 Payments Pro Rata...................................................131
  12.07 Calculations; Computations..........................................132
  12.08 Governing Law: Submission to Jurisdiction; Venue....................132
  12.09 Counterparts........................................................133
  12.10 Effectiveness.......................................................133
  12.11 Headings Descriptive................................................133
  12.12 Amendment or Waiver; etc............................................133
  12.13 Survival............................................................135
  12.14 Domicile of Loans and Commitments...................................135
  12.15 Confidentiality.....................................................135
  12.16 Waiver of Jury Trial................................................136
  12.17 Registry............................................................136
  12.18 Limited Recourse....................................................136
SECTION 13. Guaranty........................................................137
  13.01 The Guaranty........................................................137
  13.02 Bankruptcy..........................................................137
  13.03 Nature of Liability.................................................137
  13.04 Independent Obligation..............................................138
  13.05 Authorization.......................................................138
  13.06 Reliance............................................................139
  13.07 Subordination.......................................................139
  13.08 Waiver..............................................................140
  13.09 Nature of Liability.................................................141

SCHEDULE 1        List of Banks and Commitments
SCHEDULE 2        Bank Addresses
SCHEDULE 5.06     Adverse Change
SCHEDULE 5.16     Projections
SCHEDULE 6.04     Litigation
SCHEDULE 6.13     Required Consents,  Approvals,  Filings and Registrations
SCHEDULE 6.15     ERISA
SCHEDULE 6.16     Subsidiaries
SCHEDULE 6.17     Intellectual  Property
SCHEDULE 6.18     Compliance with Statutes
SCHEDULE 6.19     Environmental  Disclosures
SCHEDULE 6.20     Real Property
SCHEDULE 6.25     Effective Date Indebtedness; Merger Closing Date  Indebtedness
SCHEDULE 6.24     Insurance
SCHEDULE 8.03(d)  Permitted Liens
SCHEDULE 8.03(p)  Target Liens
SCHEDULE 10       Equity Financing Documents

EXHIBIT A-1      -        Form of Notice of Borrowing
EXHIBIT A-2      -        Form of Letter of Credit Request
EXHIBIT B-1      -        Form of Term Note
EXHIBIT B-2      -        Form of Revolving Note
EXHIBIT B-3      -        Form of Swingline Note
EXHIBIT C        -        Form of Section 4.04(b)(ii) Certificate
EXHIBIT D-1      -        Form of Effective Date Opinion of White & Case
EXHIBIT D-2      -        Form of Effective Date Opinion of [_____________],
                            special Virginia counsel
EXHIBIT D-3      -        Form of Merger Closing Date Opinion of White & Case
EXHIBIT D-4      -        Form of Merger Closing Date Opinion of [__________],
                            special Virginia counsel
EXHIBIT E        -        Form of Officers' Certificate
EXHIBIT F        -        Form of Pledge Agreement
EXHIBIT G        -        Form of Security Agreement
EXHIBIT H        -        Form of Subsidiary Guaranty
EXHIBIT I        -        Form of Assignment and Assumption Agreement
EXHIBIT J        -        Form of Intercompany Note
EXHIBIT K        -        Form of Shareholder Subordinated Note
EXHIBIT L        -        Form of Subordinated Note
EXHIBIT M        -        Form of Borrowing Base Certificate
EXHIBIT N        -        Projections

          CREDIT AGREEMENT, dated as of May [__], 2000, among, prior to the Merger Closing Date (as defined below), PINE ACQUISITION CORP., a Virginia corporation ("Acquisition"), and, after the Merger Closing Date, PULASKI FURNITURE CORPORATION, a Virginia corporation ("Target"), PINE HOLDINGS, INC., a Virginia corporation ("Holdings"), the lenders from time to time party hereto (each, a "Bank" and, collectively, the "Banks"), and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"), Lead Arranger and Book Manager. Unless otherwise defined herein, all capitalized terms used herein and defined in
Section 10 are used herein as so defined.

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. Amount and Terms of Credit.

          1.01 Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Term Loan Commitment severally agrees to make term loans (each, a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans shall (A) consist of a $35,000,000 term loan to the Borrower, (ii) shall be incurred by the Borrower pursuant to a drawing on the Effective Date and a drawing on the Merger Closing Date, (iii) shall be denominated in U.S. Dollars, (iv) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided, that (x) all Term Loans shall initially be made as Base Rate Loans and (y) unless the Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than two Borrowings of Term Loans may be maintained as Eurodollar Loans to be incurred prior to the 60th day after the Effective Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first Borrowing may only be made on or within five Business Days following the Effective Date and the second Borrowing may only be made on the last day of the Interest Period of the first such Borrowing) and (v) shall not exceed for any Bank at the time of incurrence thereof on the Effective Date or the Merger Closing Date that aggregate principal amount as is equal to the Term Loan Commitment of such Bank as in effect on the Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(a)). Once repaid, Term Loans incurred hereunder may not be reborrowed.

          (b) Subject to and upon the terms and conditions herein set forth, each Bank with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Effective Date and prior to the Final Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall be denominated in U.S. Dollars, (ii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided, that (x) all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and
(y) unless the Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than two Borrowings of Revolving Loans may be maintained as Eurodollar Loans to be incurred prior to the 60th day after the Effective Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first Borrowing may only be made on or within five Business Days following the Merger Closing Date and the second Borrowing may only be made on the last day of the Interest Period of the first such Borrowing), (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with (I) the aggregate principal amount of all other then outstanding Revolving Loans made by such Bank and (II) such Bank's Percentage, if any, of the Swingline Loans then outstanding and Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans and Swingline Loans) at such time, equals the lesser of (i) the Revolving Loan Commitment of such Bank at such time and (ii) such Bank's
Proportionate Share of the Borrowing Base. Notwithstanding anything to the contrary contained herein, the aggregate amount of Revolving Loans incurred on the Merger Closing Date shall not exceed $47,500,000; provided that Revolving Loans may be made prior to the Merger Closing Date only to the extent that the proceeds are used to fund interest and fees due and payable hereunder.

          (c) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Effective Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) shall be denominated in U.S. Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swingline Loans) at such time, an amount equal to the lesser of the Total Revolving Loan Commitment then in effect and the Borrowing Base and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and the Borrower to eliminate BTCo's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks (or all the Banks to the extent required by Section 12.12).

          (d) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory
Borrowing") shall be made on the immediately succeeding Business Day by all Banks pro rata based on each Bank's Percentage, and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Loan Commitment after the making of any such Swingline Loans. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Bank (other than
BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective Percentages, provided that (x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Bank purchasing same from and after such date of purchase and (y) at the time any purchase of assignments pursuant to this sentence is actually made, the purchasing Bank shall be required to pay BTCo interest on the principal amount of the assignment purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such assignment, at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to such Loans, provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(c). More than one Borrowing may be incurred on any day; provided, that at no time shall there be outstanding more than twelve Borrowings of Eurodollar Loans.

          1.03 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Agent at its Notice Office, prior to 12:00 noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as otherwise expressly provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Term Loans or Revolving Loans, and (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall promptly give each Bank which is required to make the Loans specified in the respective Notice of Borrowing, written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required to be specified in the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give BTCo not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of the Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

               (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(e).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent or BTCo (in the case of Swingline Loans) or the respective Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent, BTCo or the respective Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Agent's, BTCo's or such Letter of Credit Issuer's record of the terms of such telephonic notice.

          1.04 Disbursement of Funds. (a) Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)), each Bank with a Commitment under the respective Facility will make available its pro rata share, if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Agent in U.S. Dollars and in immediately available funds at the Payment Office and the Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08.

          (b) Nothing in this Agreement shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

          1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, all the Loans made to it by each Bank shall be evidenced (i) if Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes"), and (iii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Term Notes issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Effective Date and (iii) be in a stated principal amount equal to the applicable Term Loans made by such Bank to the Borrower and be payable in the principal amount of Term Loans made by such Bank to the Borrower and outstanding from time to time evidenced thereby.

          (c) The Revolving Notes issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank or its registered assigns and be dated the Effective Date and (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans made by such Bank to the Borrower and outstanding from time to time evidenced thereby.

          (d) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to the order of BTCo or its registered assigns and be dated the Effective Date, and (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the Swingline Loans made by such Bank to the Borrower and outstanding from time to time evidenced thereby.

          (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06 Conversions. The Borrower shall have the option to convert on any Business Day occurring after the Effective Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans made pursuant to one or more Borrowings of one or more Types of Loans under a single Facility into a Borrowing or Borrowings of another Type of Loan under such Facility; provided, that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Banks otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) unless the Agent has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 60th day after the Effective Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first or second Interest Period referred to in clause (y) of each of Sections 1.01(a)(iv) and 1.01(b)(ii) and so long as such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 60th day after the Effective Date as are permitted under such Sections and (iv) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which the Loans were made and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion, the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

          1.07 Pro Rata Borrowings. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred by the Borrower from the Banks pro rata on the basis of their Term Loan Commitments or Revolving Loan Commitments, as the case may be; provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks pro rata on the basis on their Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of
(i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to
Section 1.06, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Base Rate in effect from time to time.

          (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the relevant Applicable Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time provided, that, with respect to Loans maintained as Eurodollar Loans, overdue interest in respect of such Eurodollar Loans shall bear interest at a rate per annum equal to 2% in excess of the rate otherwise applicable to such Eurodollar Loans for the remaining Interest Period of such Eurodollar Loans. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (z) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

          (f) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower (but otherwise subject to clause (y) of the proviso to Sections 1.01(a)(iv) and 1.01(b)(ii) and to Section 1.06), be a one, two, three or six month period or, to the extent approved by all Banks with a Commitment and/or outstanding Loans, as the case may be, under the respective Facility, a nine- or twelve-month period. Notwithstanding anything to the contrary contained above:

               (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

               (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires;

               (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

               (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (v) no Interest Period for any Borrowing of Loans shall be elected which would extend beyond the applicable Final Maturity Date;

               (vi) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence; and

               (vii) no Interest Period in respect of any Borrowing of a Term Loan shall be elected which extends beyond any date upon which a Scheduled Repayment will be required to be made under Section 4.02(A)(b) with respect to such Term Loan if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Term Loan which has Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Term Loans then outstanding less the aggregate amount of such required Scheduled Repayment.

          If upon the expiration of any Interest Period, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 Increased Costs; Illegality; etc. (a) In the event that (x) in the case of clause (i) below, the Agent or (y) in the case of clauses (ii) and
(iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

               (i) on any Interest Determination Date, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

               (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, (A) a change in the basis of taxation or payment to any Bank of the principal of or interest on such Eurodollar Loans or any other amounts payable hereunder (except for changes with respect to any tax imposed on, or determined by reference to, the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized, or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein or Taxes for which the Borrower are responsible under Section 4.04), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

               (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank with any law, governmental rule, regulation, guideline or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter, (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) and any notice given under Section 1.09 selecting a new Interest Period for a Eurodollar Loan shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice except in accordance with Section 1.10(d)) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and, in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii)), or
(ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan; provided, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If any Bank shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitment or Commitments hereunder or its obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. In determining such additional amounts, each Bank will act reasonably and in good faith and will use reasonable averaging and attribution methods. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Bank to the Agent), which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice, except in accordance with Section 1.10(d) . A Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

          (d) Promptly after any Bank, Letter of Credit Issuer or Participant has determined, in its judgment, that it will make a request for increased compensation pursuant to this Section 1.10 or Section 2.05, such Bank, Letter of Credit Issuer or Participant will notify the Borrower thereof. Failure on the part of any Bank, Letter of Credit Issuer or Participant so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's, Letter of Credit Issuer's or Participant's right to demand compensation with respect to such period or any other period; provided that the Borrower shall not be under any obligation to compensate any Bank, Letter of Credit Issuer or Participant under
Section 1.10(a)(ii) or (c) or Section 2.05 with respect to increased costs or reductions with respect to any period prior to the date that is 90 days prior to such request if such Bank, Letter of Credit Issuer or Participant knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in such increased costs or reduction; provided further, that the foregoing limitation shall not apply to any increased costs or reduction arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such 90-day period.

          1.11 Compensation. The Borrower shall compensate each Bank, promptly upon its written request (which request shall set forth the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, or continuation of, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or notice given under Section
1.09 (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 9 or as a result of the replacement of a Bank pursuant to Section
1.13 or 12.12(b)) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Each Bank's calculation of the amount of compensation owing pursuant to this Section
1.11 shall be made in good faith.

          1.12 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of Borrower or the right of any Bank provided in Section 1.10, 2.05 or 4.04, although each Bank shall nevertheless have an obligation to change its applicable lending office subject to the terms set forth in the immediately preceding sentence.

          1.13  Replacement of Banks. (x) If any Bank becomes a Defaulting Bank,
(y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in a material amount or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, in accordance with Section 12.04(b), if no Default or Event of Default then exists or would exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be reasonably acceptable to the Agent; provided that:

               (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of the Replaced Bank (the "Replaced Facilities") and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Replaced Facilities, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank in respect of the Replaced Facilities pursuant to Section 3.01 and (y) the relevant Letter of Credit Issuer an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank; and

               (ii) all obligations of the Borrower then owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 1.11) shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Agent pursuant to Section 12.17 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.01 and 12.06), which shall survive as to such Replaced Bank and (y) in the case of the replacement of a Defaulting Bank with a Non-Defaulting Bank, the Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement.

          SECTION 2. Letters of Credit.

          2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Merger Closing Date and prior to the tenth Business Day (or the 30th day in the case of trade Letters of Credit) preceding the Final Maturity Date to issue, and such Letter of Credit Issuer shall issue, for the account of the Borrower and in support of (x) trade obligations of the Borrower or any of its Subsidiaries that arise in the ordinary course of business and/or (y) on a standby basis, L/C Supportable Indebtedness, irrevocable sight letters of credit in such form as may be approved by such Letter of Credit Issuer (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

               (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it;

               (ii) such Letter of Credit Issuer shall have received notice from Borrower or the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (vi) of Section 2.01(b).

          (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $35,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, the lesser of the Total Revolving Loan Commitment at such time and the Borrowing Base; (ii)
(x) each standby Letter of Credit shall have an expiry date occurring not later than one year after its date of issuance, provided, that any such Letter of Credit may be extendable for successive periods of up to one year, but not beyond the tenth Business Day preceding the Final Maturity Date with respect to Revolving Loans, on terms acceptable to the Letter of Credit Issuer and (y) each trade Letter of Credit shall have an expiry date occurring not later than 180 days after such Letter of Credit's date of issuance; (iii) (x) no standby Letter of Credit shall have an expiry date occurring later than the tenth Business Day preceding the Final Maturity Date with respect to Revolving Loans and (y) no trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Final Maturity Date with respect to Revolving Loans; (iv) each Letter of Credit shall be denominated in U.S. Dollars; (v) the Stated Amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the respective Letter of Credit Issuer; and (vi) no Letter of Credit Issuer will issue any Letter of Credit after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Banks (or all Banks to the extent required by Section 12.12).

          (c) Notwithstanding the foregoing, in the event a Bank Default exists, no Letter of Credit Issuer shall be required to issue any Letter of Credit unless the respective Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate such Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' Percentage of the Letter of Credit Outstandings.

          2.02 Letter of Credit Requests; Notices; etc. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Agent and the respective Letter of Credit Issuer written notice (which notice may be given by facsimile) thereof prior to 12:00 Noon (New York time) at least five Business Days (or such shorter period as may be acceptable to the respective Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business
Day) which written notice shall be in the form of Exhibit A-2 (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as such Letter of Credit Issuer customarily requires in connection therewith.

          (b) Each Letter of Credit Issuer shall, promptly after each issuance of, or amendment or modification to a standby Letter of Credit issued by it, give the Agent and the Borrower written notice of such issuance of, or amendment or modification to, such Letter of Credit, which notice to the Agent and the Borrower shall be accompanied by a copy or copies of such standby Letters of Credit or amendments or modifications. Upon receipt of such notice, the Agent shall promptly notify each Participant, in writing, of such issuance, amendment or notification, and if any Participant so requests, the Agent shall provide such Participant copies of any issuance, amendment or notification.

          (c) Each Letter of Credit Issuer (other than BTCo) shall deliver to the Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding trade Letters of Credit issued by such Letter of Credit Issuer for the previous week. The Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding trade Letters of Credit during such calendar month.

          (d) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and it will not violate the requirements of, Section 2.01(a). Unless the respective Letter of Credit Issuer has received notice from the Required Banks before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(a), then such Letter of Credit Issuer may issue the requested Letter of Credit for the account of the Borrower in accordance with such Letter of Credit Issuer's usual and customary practice.

          2.03 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse each Letter of Credit Issuer, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it for the account of Borrower (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than one Business Day following the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date the Letter of Credit Issuer provides notice to the Borrower of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Base Rate as in effect from time to time plus the Applicable Margin for Revolving Loans constituting Base Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date the Letter of Credit Issuer provides notice to the Borrower of such payment or disbursement), such interest also to be payable on demand; provided however, that the notices referred to above in this clause (a) shall not be required to be given if a Default or an Event of Default under Section 9.05 shall have occurred and be continuing, in which case the Unpaid Drawings shall be due and payable promptly without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at a rate per annum which shall be the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus 2% on and after the third Business Day following the date of any payment or disbursement. Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this
Section 2.03(a) or under any other Section of this Agreement.

          (b) The Borrower's obligation under this Section 2.03 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower or any of its Subsidiaries may have or have had against such Letter of Credit Issuer, the Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit issued by it to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that Borrower shall not be obligated to reimburse such Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer as determined by a court of competent jurisdiction.

          2.04 Letter of Credit Participations. (a) Immediately upon the issuance by a Letter of Credit Issuer of any Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other Bank, and each such Bank (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the Banks as provided in Section 3.01(c) and the Participants shall have no right to receive any portion of any Facing Fees with respect to such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Banks pursuant to Section 1.13 or 12.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assigning and assignee Bank.

          (b) In determining whether to pay under any Letter of Credit, no Letter of Credit Issuer shall have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Letter of Credit Issuer any resulting liability as determined by a court of competent jurisdiction.

          (c) In the event that any Letter of Credit Issuer makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to
Section 2.03(a), such Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in U.S. Dollars and in same day funds. If the Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Agent at the Payment Office for the account of the respective Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such Business Day in same day funds (and, to the extent such notice is given after 11:00 A.M. (New York time) on any Business Day, such Participant shall make such payment on the immediately following Business Day). If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Agent for the account of the respective Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Letter of Credit Issuer at the overnight Federal Funds Rate. The failure of any Participant to make available to the Agent for the account of the respective Letter of Credit Issuer its Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of such Letter of Credit Issuer its applicable Percentage of any payment under any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of such Letter of Credit Issuer such other Participant's Percentage of any such payment.

          (d) Whenever any Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

          (e) The obligations of the Participants to make payments to the Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

               (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Letter of Credit Issuer, any Bank or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein (including the Transaction) or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

               (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

               (v)   the occurrence of any Default or Event of Default.

          2.05 Increased Costs. If after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on any Letter of Credit Issuer or any Participant any other conditions directly or indirectly affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon written demand to the Borrower by such Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by such Letter of Credit Issuer or such Participant to the Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrower shall pay to such Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate such Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by such Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

          SECTION 3. Fees; Commitments.

          3.01 Fees. (a) The Borrower shall pay to the Agent for distribution to each Non-Defaulting Bank with a Term Loan Commitment (based on its respective Percentage) a commitment fee (the "Term Loan Commitment Fee") for the period from the Effective Date to and including the Merger Closing Date, computed at a rate of 1/2 of 1% per annum on the daily Aggregate Unutilized Term Commitment of such Non-Defaulting Bank. Accrued Term Loan Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Merger Closing Date.

          (b) The Borrower shall pay to the Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on its respective Percentage) a commitment fee (the "Revolving Loan Commitment Fee") for the period from the Effective Date to and including the Final Maturity Date for Revolving Loans (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate of 1/2 of 1% per annum on the daily Aggregate Unutilized Revolving Commitment of such Non-Defaulting Bank. Accrued Revolving Loan Commitment Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date for Revolving Loans (or such earlier date upon which the Total Revolving Loan Commitment is terminated).

          (c) The Borrower shall pay to the Agent for its distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on its respective Percentage), a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Margin for Eurodollar Loans which are Revolving Loans then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower shall pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit issued by such Letter of Credit Issuer for the account of the Borrower (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit; provided, that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $250; it being agreed that (x) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $250 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $250 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and (y) if on the date of the termination of any Letter of Credit, $250 actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (e) The Borrower hereby agrees to pay directly to each Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit Issuer such amount as shall at the time of such issuance, payment or amendment be the administrative charge which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

          (f) The Borrower shall pay to the Agent, for its own account, such fees as may be agreed to in writing from time to time between the Borrower and the Agent, when and as due.

          (g) All computations of Fees shall be made in accordance with Section 12.07(b).

          3.02 Voluntary Termination or Reduction of Total Unutilized Revolving Loan Commitment. (a) Upon at least three Business Days' prior written notice (or telephone notice promptly confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Loan Commitment, provided that
(x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Loan Commitment of each of the Banks, and (y) any partial reduction pursuant to this Section 3.02(a) shall be in integral multiples of $1,000,000.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, subject to obtaining the consents required by Section 12.12(b), upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (including all amounts, if any, owing pursuant to Section 1.11 but excluding amounts owing in respect of Term Loans maintained by such Bank, if such Term Loans are not being repaid pursuant to
Section 12.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule 1 shall be deemed modified to reflect such changed amounts) and at such time, unless the respective Bank continues to have outstanding Term Loans hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04,
12.01 and 12.06),  which shall  survive as to such repaid Bank.

          3.03 Mandatory Reduction of Commitments. (a) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and Term Loan Commitment of each Bank) shall terminate in its entirety on the Merger Closing Date (after giving effect to the incurrence of Term Loans on such date).

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the earlier of
(i) the date on which a Change of Control Event occurs and (ii) the Final Maturity Date for Revolving Loans.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date upon which a mandatory repayment of Term Loans pursuant to Section 4.02(A)(c), (d), (e), (f), (g) and (h) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

          (d) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

          SECTION 4. Payments.

          4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay its Loans, and the right to allocate such prepayments to Revolving Loans, Swingline Loans and/or Term Loans as the Borrower elects, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions:

               (i) The Borrower shall give the Agent at its Notice Office irrevocable written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay such Loans, whether such Loans are Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment, the Type of Loans to be repaid and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower prior to 12:00 Noon (New York time) (x) at least one Business Day prior to the date of such prepayment in the case of Base Rate Loans and Swingline Loans and (y) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Agent to each of the Banks.

               (ii) Each prepayment (other than prepayments in full of (x) all outstanding Base Rate Loans or (y) any outstanding Borrowing of Eurodollar Loans) shall be in an aggregate principal amount of at least (I) $500,000 in the case of Base Rate Loans (other than Swingline Loans), (II) $1,000,000, in the case of Eurodollar Loans, and (III) $150,000, in the case of Swingline Loans, and, if greater, in integral multiples of $100,000, provided, that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Eurodollar Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto.

               (iii) At the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to
Section 1.11.

               (iv) Amounts prepaid under this Section 4.01 shall be applied to the Revolving Loans and/or the Term Loans as the Borrower may elect in the notice given under clause (i) above; provided that if the Borrower fail to make such election then such prepayment shall be applied first to the Revolving Loans and then to the Term Loans. All voluntary prepayments of Term Loans shall be applied first, to the next four Scheduled Repayments thereof, and second, ratably to the remaining Scheduled Repayments thereof. Subject to the foregoing, all such prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.

          (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), to repay all Loans of such Bank (including all amounts, if any, owing pursuant to Section 1.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Bank (or owing to such Bank with respect to the Facility which gave rise to the need to obtain such Bank's individual consent) in accordance with said Section 12.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (b), the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time Schedule 1 shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 12.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

          4.02 Mandatory Prepayments.

          (A) Requirements.

          (a) If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings on such date, exceeds the lesser of the Total Revolving Loan Commitment or the Borrowing Base as then in effect, the Borrower shall repay on such date, the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower agrees to pay to the Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstandings at such time) and the Agent shall hold such payment as security for the obligations of the Borrower hereunder with respect to such Letter of Credit Outstandings pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Agent until the proceeds are applied to the secured obligations).

          (b) In addition  to any other  mandatory  repayments  pursuant to this
Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled Repayment"):

                Scheduled Repayment Date                    Amount Due

                January 21, 2001                            $1,300,000
                April 15, 2001                              $1,300,000
                July 8, 2001                                $1,300,000
                October 28, 2001                            $1,300,000
                January 20, 2002                            $1,300,000
                April 14, 2002                              $1,300,000
                July 7, 2002                                $1,300,000
                October 27, 2002                            $1,300,000
                January 19, 2003                            $1,750,000
                April 13, 2003                              $1,750,000
                July 6, 2003                                $1,750,000
                November 2, 2003                            $1,750,000
                January 25, 2004                            $1,750,000
                April 18, 2004                              $1,750,000
                July 11, 2004                               $1,750,000
                October 31, 2004                            $1,750,000
                January 23, 2005                            $1,750,000
                April 17, 2005                              $1,750,000
                July 10, 2005                               $1,750,000
                October 30, 2005                            $1,750,000
                January 22, 2006                            $1,200,000
                April 16, 2006                              $1,200,000
                May [__], 2006                              $1,200,000

          (c) In addition  to any other  mandatory  repayments  pursuant to this
Section 4.02, on the third Business Day after the date of receipt thereof by the Borrower and/or any of its Subsidiaries of Net Proceeds from any Asset Sale, an amount equal to 100% of the Net Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of the Borrower's Term Loans, provided, that with respect to no more than $1,000,000 in the aggregate of such Net Proceeds in any fiscal year of the Borrower, the Net Proceeds therefrom shall not be required to be so applied on such date to the extent that no Default or Event of Default then exists (except if a non-payment Default then exists, such net proceeds shall be delivered to, and held as cash collateral by, the Agent until such Default ceases to exist or becomes an Event of Default, at which time such net proceeds shall be applied as otherwise provided in this clause (c)) and the Borrower delivers a certificate to the Agent on or prior to such date stating that such Net Proceeds shall be used to purchase assets used or to be used (or contractually committed to be used) in the businesses referred to in
Section 8.01(a) (including, without limitation (but only to the extent permitted by Section 8.02), capital stock of a corporation engaged in any such business) within 270 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), provided, that (1) if all or any portion of such Net Proceeds not so applied to the repayment of Term Loans are not so used (or contractually committed to be used) within such 270 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(A)(c) and (2) if all or any portion of such Net Proceeds are not required to be applied on the 270th day referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of the Term Loans.

          (d) In addition  to any other  mandatory  repayments  pursuant to this
Section 4.02, on the date of the receipt thereof by Holdings and/or any of its Subsidiaries, an amount equal to 75% of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the sale or issuance of any equity securities of (or cash capital contributions to) Holdings or any of its Subsidiaries (other than (w) equity contributions received by Holdings on or prior to the Effective Date as part of the Equity Financing, (x) proceeds from issuances of Capital Stock of Holdings which constitute all or part of the Permitted Acquisition Cost of a Permitted Acquisition, (y) issuances of Capital Stock of Holdings (including as a result of the exercise of any options with regard thereto) to management, employees, directors, consultants and advisors of Holdings and its Subsidiaries, and (z) equity contributions and the proceeds of stock issuances by one Credit Party to another Credit Party to the extent otherwise permitted hereunder) shall be applied as a mandatory repayment of principal of the Term Loans.

          (e) In addition  to any other  mandatory  repayments  pursuant to this
Section 4.02, on the date of the receipt thereof by Holdings and/or any of its Subsidiaries, an amount equal to 100% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the incurrence of Indebtedness by Holdings and/or any of its Subsidiaries (other than Indebtedness permitted to be incurred by Section 8.04) shall be applied as a mandatory repayment of principal of the Term Loans.

          (f) In addition  to any other  mandatory  repayments  pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount equal to 75% (or if the Leverage Ratio as shown on the most recent officer's certificate delivered pursuant to Section 7.01(e) is 2.0:1.0 or less, 50%) of Excess Cash Flow for the most recent Excess Cash Flow Period ending prior to such Excess Cash Payment Date shall be applied as a mandatory repayment of principal of the Term Loans.

          (g) In addition  to any other  mandatory  repayments  pursuant to this
Section 4.02, within 10 days following each date on which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event (other than amounts received with respect to insurance required to be paid to any secured creditor (other than the Banks) in respect of assets which are subject to Permitted Liens in favor of such secured creditor), an amount equal to 100% of the proceeds of such Recovery Event (net of costs and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of the Term Loans, provided that so long as no Default or Event of Default then exists (except if a non-payment Default then exists, such net proceeds shall be delivered to, and held as cash collateral by, the Agent until such Default ceases to exist or becomes an Event of Default, at which time such net proceeds shall be applied as otherwise provided in this clause (g)) and such proceeds do not exceed $5,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used (or contractually committed to be used) to replace or restore any properties or assets in respect of which such proceeds were paid within 270 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if the amount of such proceeds exceeds $5,000,000 then the entire amount and not just the portion in excess of $5,000,000 shall be applied as a mandatory repayment of Term Loans as provided above in this Section 4.02(A)(g), (ii) if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the preceding proviso are not so used (or contractually committed to be used) within 270 days after the date of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Term Loans as provided in this Section 4.02(A)(g) and (iii) if all or any portion of such proceeds are not required to be applied on the 270th day referred to in clause
(ii) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this Section 4.02(A)(g). The Collateral Agent in its capacity as loss payee under insurance policies shall take all actions reasonably requested by the Credit Parties to give effect to the foregoing.

          (h) Notwithstanding anything to the contrary contained elsewhere in this Agreement all then outstanding Loans shall be repaid in full on the Final Maturity Date.

          (B) Application.

          (a) All repayments of Term Loans shall be applied, if required pursuant to Section 4.02(A)(c), (d), (e), (f), (g) and (h), (i) first, to reduce all remaining Scheduled Repayments on a pro rata basis, (ii) second, to repay the Revolving Loans outstanding, and (iii) third, to cash collateralize Letter of Credit Outstandings.

          (b) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and the specific Borrowing(s) under the affected Facility pursuant to which made; provided, that (i) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such
Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be immediately converted into Base Rate Loans; and
(ii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; provided, that no repayment pursuant to Section 4.02(A)(a) shall be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Percentage of Revolving Loans then outstanding. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          (c) Notwithstanding the foregoing provisions of this Section 4.02(B), if at any time the mandatory prepayment of Loans pursuant to Section 4.02(A) above would result in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Agent (which deposit must be equal in amount to the amount of Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral  arrangement  satisfactory  to the Agent and the  Borrower  and shall provide for investments satisfactory to the Agent and the Borrower, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Loans would otherwise have been immediately prepaid with the amounts deposited and upon the taking of any action by the Agent or the Banks pursuant to the remedial provisions of Section 9, any amounts held as cash collateral pursuant to this Section 4.02(B) shall, subject to the requirements of applicable law, be immediately applied to the Loans.

          4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent for the ratable account of the Banks entitled thereto, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in U.S. Dollars at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement or any Note which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies,
imposts,   duties,  fees,   assessments  or  other  charges  being  referred  to
collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note; provided, however, that the Borrower shall not be required to increase any such amounts payable to any such Lender if such Lender fails to comply with the requirements of Section 4.04(b) to the extent the failure by any such Lender to comply with the requirements of Section 4.04(b) results in amounts payable. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in
Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the official interpretation thereof, relating to the deducting or withholding of such Taxes (or, if later, the date such Bank became party to this Agreement).

          (c) If the Borrower pays any additional amount under this Section 4.04 to a Bank and such Bank receives or realizes, in the sole discretion of such Bank, any refund or any reduction of, or credit against, its Tax liabilities, such Bank shall pay to the Borrower an amount that such Bank in the sole discretion of such Bank shall determine is equal to the permanent net benefit which was obtained by such Bank as a consequence of such refund, reduction or credit.

          SECTION 5. Conditions Precedent.

          5.01 Initial Term Loan on the Effective Date. The obligation of each Bank to make the Initial Term Loan to the Borrower on the Effective Date hereunder is subject to the satisfaction of the following conditions:

          (a) Execution of Agreement; Notes. On or prior to the Effective Date, the Borrower and Holdings shall have executed this Agreement and there shall have been delivered to the Agent for the account of each Bank the appropriate Term Notes and Revolving Notes, and for the account of BTCo, the Swingline Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

          (b) Officer's Certificate. On the Effective Date, the Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.01(a), (e), (f), (g), (h), (i), (j), (o), (p) and (r) (other than those relating to the satisfaction of the Agent, the Letter of Credit Issuer or the Banks) have been satisfied as of such date.

          (c) Opinions of Counsel. On the Effective Date, the Agent shall have received opinions, addressed to the Agent, the Collateral Agent, the Letter of Credit Issuer and each of the Banks and dated the Effective Date, (i) from White & Case, LLP, counsel to the Credit Parties and (ii) from [__________], special Virginia counsel to the Credit Parties, which opinions shall cover the matters contained in Exhibits D-1 and D-2 and such other matters incident to the transactions contemplated herein as the Agent or the Required Banks may reasonably request.

          (d) Corporate Proceedings.

               (1) On the  Effective  Date,  the Agent shall have  received from each Credit Party a certificate, dated the Effective Date, signed by the chairman, a vice-chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or their equivalents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws or their equivalent) shall be satisfactory to the Agent.

               (2) On the Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

               (3) On the Effective Date and after giving effect to the Transaction, the ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Holdings or any of its Subsidiaries) and management of Holdings and its Subsidiaries shall be in form and substance reasonably satisfactory to the Agent.

          (e) Adverse Change, etc. As of the Effective Date, nothing shall have occurred since October 31, 1999 (and neither the Banks nor the Agent shall have become aware of any facts or conditions not previously known) which the Agent or the Required Banks shall determine has, or could reasonably be expected to have
(i) a material adverse effect on the rights of the Banks, the Letter of Credit Issuer or the Agent hereunder or under any other Credit Document, or on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document or (ii) a Material Adverse Effect.

          (f) Litigation. On the Effective Date there shall be no actions, suits, proceedings or investigations pending or threatened (a) with respect to this Agreement or any other Document, (b) which could have a material adverse effect with respect to the Transaction or (c) which the Agent or the Required Banks shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

          (g) Approvals. On or prior to the Effective Date, all necessary governmental (domestic and foreign), regulatory and third party approvals in connection with the Transaction (other than the approval of the Merger by Target's shareholders) shall have been obtained and remain in full force and effect (including, without limitation, any consents required under the Effective Date Indebtedness), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of any component of the Transaction.

          (h) Consummation of the Transaction.

               (1) On the Effective Date and concurrently with the incurrence of Initial Term Loan on such date, the Tender Offer Closing shall have been consummated in accordance with the Tender Offer Documents and all applicable laws, and each of the conditions precedent to the consummation of the Tender Offer Closing shall have been satisfied and not waived except with the consent of the Agent and the Required Banks.

               (2) On or prior to the Effective Date, (i) Holdings shall have received from the Equity Investors and Management Participants at least $20,000,000 in cash in connection with the issuance by Holdings of Capital Stock under the Equity Financing, (ii) Holdings shall have used such money to make a capital contribution to the Borrower and
          (iii) the Borrower shall have utilized the full amount thereof to make payments owing in connection with the Transaction prior to the utilization of any proceeds of the Initial Term Loan for such purpose.

               (3) On or prior to the Effective Date, (i) Holdings shall have received gross cash proceeds of at least $20,000,000 from the issuance of Subordinated Notes, (ii) Holdings shall have utilized the full amount of such cash proceeds to make a capital contribution to the Borrower and (iii) the Borrower shall have utilized the full amount thereof to make payments owing in connection with the Transaction prior to the utilization of any proceeds of the Initial Term Loan for such purpose.

               (4) On or prior to the Effective Date, there shall have been delivered to the Banks true and correct copies of all Documents entered into in connection with the Transaction (including, without limitation, the Tender Offer Documents, the Subordinated Notes, the Merger Documents (to the extent available on the Effective Date), and the Equity Financing Documents), and all of the terms and conditions of such Documents, as well as the structure of the Transaction, shall be in form and substance satisfactory to the Agent and the Required Banks.

          (i) Security Agreement. On or prior to the Effective Date, Holdings and Acquisition shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit G, together with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local law (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement"), together with:

               (1) executed copies of Financing Statements (Form UCC-1 and/or UCC-3) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

               (2) executed copies of separate Trademark and Patent and Copyright Security Agreements in the form set forth as Exhibits G and H to the Security Agreement in a form appropriate for filing in the U.S. Patent and Trademark Office and U.S. Copyright Office;

               (3) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of a recent date listing all effective financing statements that name any Credit Party (including Target and its Subsidiaries) as debtor, and that are filed in the jurisdictions referred to in clause (1) above and in Section 5.02(i)(1), together with copies of such financing statements (and for those financing statements which have either Holdings or Acquisition as debtor, either (x) with respect to which appropriate termination statements executed by the secured party thereunder have been delivered to the Agent or (y) such filings evidence Permitted Liens);

               (4) evidence of the completion of or arrangements for all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

               (5) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement have been taken;

     and the Security Agreement and such other documents shall be in full force and effect.

          (j) Pledge Agreements. On the Effective Date, each of Holdings and Acquisition shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F, together with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local law and shall have taken all actions required thereunder in order to provide Agent with a perfected, first priority security interest in the Pledged Securities referred to therein (which in the case of Acquisition shall be all shares of the Target acquired by it in the Tender Offer or otherwise), and the Pledge Agreements and such other documents shall be in full force and effect.

          (k) Employee Benefit Plans; Collective Bargaining Agreements; Existing Indebtedness Agreements; Shareholders' Agreements; Management Agreements; Employment Agreements; Non-Compete Agreements; Tax Sharing Agreements; Material Contracts. On or prior to the Effective Date, there shall have been delivered to the Banks copies, certified as true and correct by an appropriate officer of Borrower, of:

               (1) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in
          Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of Holdings or any Subsidiary of Holdings or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Employee Benefit Plans");

               (2) all collective bargaining agreements or any other similar agreement or arrangement covering the employees of Holdings or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

               (3) all  agreements  evidencing or relating to the Effective Date
          Indebtedness   (collectively,   the   "Effective   Date   Indebtedness
          Agreements");

               (4) agreements (including, without limitation, shareholders' agreements, rights plans, subscription agreements and registration rights agreements) entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its Capital Stock, and any agreements entered into by shareholders relating to any such entity with respect to their Capital Stock, in each case that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Shareholders' Agreements");

               (5) all material agreements (or the forms thereof) with members of, or with respect to, the management of Holdings or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Management Agreements");

               (6) all employment agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Employment Agreements");

               (7) all material non-compete agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Non-Compete Agreements") exclusive of confidential non-disclosure agreements entered into in the ordinary course of business; and

               (8) all tax sharing, tax allocation agreements or similar agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

          all of which Employee Benefit Plans, Collective Bargaining Agreements, Effective Date Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements, Non-Compete Agreements, and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Agent and Required Banks and shall be in full force and effect on the Effective Date.

          (l)   Inventory   Assessment;    Environmental   Analyses;   Financial
Statements.  On or prior  to the Effective Date, the Banks shall have received:

               (1) the report by PricewaterhouseCoopers LLP, dated February 4, 2000, regarding the value of the inventory and receivables of Holdings and its Subsidiaries;

               (2)  environmental  assessments  from  O'Brien  & Gere  listed on
          Schedule 5.01(l) with respect to Target and its Subsidiaries, together with a reliance letter with respect thereto; and

               (3) the financial statements referred to in Section 6.10.

          (m) Pro Forma Balance Sheets. On or prior to the Effective Date, there shall have been delivered to the Banks an unaudited pro forma consolidated balance sheet of Holdings and its Subsidiaries on a consolidated basis as of April 16, 2000 and after giving effect to the Transaction, together with a related funds flow statement, which pro forma balance sheet and funds flow statement shall be reasonably satisfactory in form and substance to the Agent and the Required Banks.

          (n) Projections. On or prior to the Effective Date, the Banks shall have received the financial projections (the "Projections") set forth on Exhibit N hereto for the five fiscal years ended after the Effective Date.

          (o) Effective Date Indebtedness. On the Effective Date and after giving effect to the Transaction and the Term Loan incurred on the Effective Date, neither Holdings nor any of its Subsidiaries shall have any preferred stock or Indebtedness outstanding except for (i) the Loans, (ii) the Subordinated Notes, and (iii) the Effective Date Indebtedness. On and as of the Effective Date, all of the Effective Date Indebtedness shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or events of default existing thereunder or arising, and without any required repayment thereunder arising, as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions satisfactory to the Agent and the Required Banks), and there shall not be any amendments or modifications thereto other than as requested or approved by the Agent or the Required Banks. On and as of the Effective Date, the Agent and the Required Banks shall be satisfied with the amount of and the terms and conditions of all Effective Date Indebtedness.

          (p) Fees and Expenses Paid. On the Effective Date, all costs, fees and expenses, and all other compensation due to the Agent or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

          (q) Solvency Opinion; Evidence of Insurance. On or prior to the Effective Date, the Banks shall have received:

               (1) a solvency opinion from Valuation Research Corporation, addressed to the Agent and each of the Banks and dated the Effective Date in form and substance satisfactory to the Agent and the Required Banks and supporting the conclusions, that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, each of Holdings and its Subsidiaries (on a consolidated basis), are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due;

               (2) the March 2000 analysis of the insurance of Holdings and its Subsidiaries by the Risk Evaluation Group of Marsh & McLennan; and

               (3)  evidence of insurance  complying  with the  requirements  of
          Section 7.03 for the business and properties of Holdings and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agent and the Required Banks and naming the Collateral Agent as an additional insured, mortgagee and/or loss payee, and stating that such insurance shall not be cancelled or revised without 30 days' prior written notice by the insurer to the Collateral Agent.

          (r) Margin Rules. The making of the Term Loans on the Effective Date shall be in compliance with Regulations U and X. The Borrower shall have delivered to each Bank an appropriately completed Form U-1.

          5.02 Loans on the Merger Closing Date. The obligation of each Bank to make the Loans to the Borrower hereunder and the obligation of any Letter of Credit Issuer to issue each Letter of Credit hereunder, in each case on the Merger Closing Date, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

          (a) Consummation of the Merger. On the Merger Closing Date and concurrently with the incurrence of Loans on such date, (i) the Merger shall have been consummated in accordance with the Merger Documents (and satisfactory evidence thereof shall have been provided to the Agent) and all applicable laws, and each of the conditions precedent to the consummation of the Merger (including, without limitation, the accuracy in all material respects of the representations and warranties contained in the Merger Agreement) shall have been satisfied and not waived except with the consent of the Agent and the Required Banks, and (ii) there shall have been delivered to the Banks true and correct copies of the Merger Documents that were not previously delivered on the Effective Date.

          (b) Fees and Expenses Paid. On the Merger Closing Date, all costs, fees and expenses, and all other compensation due to the Agent or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

          (c) Subsidiary Guaranty. On the Merger Closing Date, each Domestic Subsidiary of Borrower shall have executed and delivered to the Banks the Subsidiary Guaranty.

          (d) Officer's Certificate. On the Merger Closing Date, the Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections
5.02 (a), (f), (g), (h), (i), (j), (k) and (l) (other than those relating to the satisfaction of the Agent, the Letter of Credit Issuer or the Banks) have been satisfied as of such date.

          (e) Opinions of Counsel. On the Merger Closing Date, the Agent shall have received opinions, addressed to the Agent, the Collateral Agent, Letter of Credit Issuer and each of the Banks and dated the Merger Closing Date, from (i) White & Case, LLP, counsel to the Credit Parties, and [____________], special Virginia counsel to the Credit Parties, which opinions shall cover the matters contained in Exhibits D-3 and D-4 and such other matters incident to the transactions contemplated herein as the Agent or the Required Banks may reasonably request, and (ii) local counsel to the Credit Parties reasonably satisfactory to the Agent covering jurisdictions where any Credit Party owns Real Property, which opinions shall cover such matters incident to the transactions contemplated herein and in the other Credit Documents as the Agent or the Required Banks may request and shall be in form and substance satisfactory to the Agent and the Required Banks.

          (f) Corporate Proceedings.

               (1) On the Merger Closing Date, the Agent shall have received from each of the Borrower and each Subsidiary Guarantor, a certificate, dated the Merger Closing Date, signed by the chairman, a vice-chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or their equivalents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws or their equivalent) shall be satisfactory to the Agent.

               (2) On the Merger Closing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          (g) Approvals. On or prior to the Merger Closing Date, all necessary governmental (domestic and foreign), regulatory and third party approvals in connection with the Merger shall have been obtained and remain in full force and effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Merger. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of any component of the Merger.

          (h) Merger Closing Date Indebtedness. On the Merger Closing Date and after giving effect to the Merger and the Loans incurred on the Merger Closing Date, neither Holdings nor any of its Subsidiaries shall have any preferred stock or Indebtedness outstanding except for (i) the Loans, (ii) the Subordinated Notes, and (iii) the Merger Closing Date Indebtedness. On and as of the Merger Closing Date, all of the Merger Closing Date Indebtedness shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or events of default existing thereunder or arising, and without any required repayment thereunder arising, as a result of the Merger and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions satisfactory to the Agent and the Required Banks), and there shall not be any amendments or modifications thereto other than as requested or approved by the Agent or the Required Banks. On and as of the Merger Closing Date, the Agent and the Required Banks shall be satisfied with the amount of and the terms and conditions of all Merger Closing Date Indebtedness.

          (i) Pledge Agreement. On or prior to the Merger Closing Date, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F, together with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local law and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement and such other documents shall be in full force and effect.

          (j) Security Agreement. On or prior to the Merger Closing Date, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit G, together with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local law, together with:

               (1) executed copies of Financing Statements (Form UCC-1 and/or UCC-3) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

               (2) executed copies of separate Trademark and Patent and Copyright Security Agreements in the form set forth as Exhibits G and H to the Security Agreement in a form appropriate for filing in the U.S. Patent and Trademark Office and U.S. Copyright Office;

               (3) if the Merger Closing Date is more than 10 days after the Effective Date, updates satisfactory to the Agent of the UCC searches delivered pursuant to Section 5.01(i)(3) (and with respect to any effective financing statements that name any Credit Party as debtor, either (x) appropriate termination statements executed by the secured party thereunder have been delivered to the Agent or (y) to such filings evidence Permitted Liens);

               (4) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

               (5) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement have been taken;

     and the Security Agreement and such other documents shall be in full force and effect.

          (k) Mortgages; Title Insurance; Surveys, etc.

               (1) On the Merger Closing Date,  the Collateral  Agent shall have received fully executed counterparts of deeds of trust, mortgages and similar documents in each case in form and substance satisfactory to the Collateral Agent (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, each a "Mortgage" and, collectively, the "Mortgages") with respect to each of the Mortgaged Properties located in the United States, and arrangements reasonably satisfactory to the Collateral Agent shall be in place to provide that counterparts of such Mortgages shall be recorded on or promptly after the Merger Closing Date in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforceable first priority Lien, subject only to Permitted Encumbrances, on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors.

               (2) On the Merger Closing Date, the Collateral Agent shall have received mortgagee title insurance policies (or binding commitments to issue such title insurance policies) issued by title insurers reasonably satisfactory to the Collateral Agent (the "Title Company") (the "Mortgage Policies") in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgages are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances. Such Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and (i) shall include an endorsement for future advances under this Agreement, the Notes and the Mortgages and for any other matter that the Collateral Agent in its discretion may reasonably request (to the extent available in the respective jurisdiction of each Mortgaged Property), including zoning endorsements, (ii) shall not include any so-called "Standard Exceptions" (including without limitation, mechanics' liens or survey exceptions), and (iii) shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent in its discretion may reasonably request.

               (3) On the Merger Closing Date, the Collateral Agent shall have received such documents, affidavits and undertakings relating to the Mortgages that the Collateral Agent may request, or that the Title Company may request order to issue its policy of title insurance in accordance with clause (2) above and all the foregoing shall be in form and substance reasonably satisfactory to the Collateral Agent.

          (l) Release of Liens, etc Agent shall have received satisfactory evidence of the payment in full of all of Target's Indebtedness (other than the Merger Closing Date Indebtedness) and the release and termination of all liens with respect thereto.

          (m) Investment by Management Participants. On or prior to the Merger Closing Date, the Management Participants shall have acquired common shares in Holdings and Subordinated Notes with a combined value of at least $4,900,000 in exchange for their stock in Target, on terms satisfactory to the Agent and the Required Banks.

          5.03 Each Credit Event. The obligation of each Bank to make the Loans to the Borrower hereunder and the obligation of any Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

          (a) Notice of Borrowing. Prior to the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loans, BTCo shall have received the notice required by
Section 1.03(b)(i).

          (b) Letter of Credit Request. Prior to the issuance of each Letter of Credit, the Agent and the respective Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 2.02(a).

          (c) No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to the Agent and each of the Banks (and, in the case of an issuance of a Letter of Credit, the Letter of Credit Issuer) that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Agent for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Agent and the Required Banks.

          SECTION 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, the Borrower makes the following representations, warranties and agreements to and with the Agent, the Collateral Agent, the Letter of Credit Issuer and the Banks, in each case after giving effect to the Transaction (to the extent completed at the time of the making of such representations, warranties and agreements), all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

          6.01 Corporate Status. Each Credit Party (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

          6.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject (including, without limitation, the Effective Date Indebtedness or the Merger Closing Date Indebtedness, as the case may be) or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or their equivalents) of any Credit Party.

          6.04 Litigation. Except as set forth on Schedule 6.04, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Credit Party, threatened, with respect to Holdings or any of its Subsidiaries that are likely to have (i) a Material Adverse Effect or (ii) a material adverse effect on the rights of the Banks, the Letter of Credit Issuer or the Agent, or on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document. There does not exist any judgment, order or injunction prohibiting or imposing adverse conditions upon the occurrence of any Credit Event.

          6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Term Loans shall be utilized (i) to finance the Transaction, (ii) to pay fees and expenses incurred in connection therewith and (iii) to refinance the Indebtedness of the Target and its Subsidiaries.

          (b) The proceeds of all Revolving Loans and Swingline Loans shall be utilized for the general corporate and working capital purposes of the Operating Companies (including to refinance the Indebtedness of the Target and its Subsidiaries, effect Permitted Acquisitions and make Capital Expenditures, in each case to the extent permitted by this Agreement), provided that proceeds of Revolving Loans incurred on the Merger Closing Date in an amount not to exceed $47,500,000 may be used to finance the Transaction and to pay the fees and expenses incurred in connection therewith and provided further that Revolving Loans may be made prior to the Merger Closing Date only to the extent that the proceeds are used to fund interest and fees due and payable hereunder.

          (c) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation T, U or X and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock (except pursuant to the Tender Offer) or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          6.06 Governmental Approvals. Except for filings and recordings in connection with the Security Documents (which filings and recordings, or arrangements satisfactory to the Agent therefor, shall be made as set forth in
Section 6.11), no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

          6.07 Investment Company Act. No Credit Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          6.08 Public Utility Holding Company Act. No Credit Party is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Credit Parties in writing to the Agent or any Bank (including, without limitation, all information contained in the Documents, and, as to Persons other than the Credit Parties, to the extent provided in Section 6.12 and in any event excluding projections) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          6.10 Financial Condition; Financial Statements. (a) On and as of each of the Effective Date and the Merger Closing Date, on a pro forma basis after giving effect to the portions of the Transaction completed on such date and to all Indebtedness incurred, and to be incurred (including, without limitation, the Loans and the Subordinated Notes), and Liens created, and to be created, by each Credit Party in connection therewith, with respect to the Borrower, (x) the sum of the assets, at a fair valuation, of the Borrower will exceed its debts,
(y) it has not incurred nor intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) it will have sufficient capital with which to conduct its business. For purposes of this
Section 6.10(a), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can be reasonably expected to become an actual or matured liability.

          (b) The audited consolidated balance sheet of the Target for the fiscal years ended November 2, 1997, November 1, 1998, and October 31, 1999, and the related consolidated statements of operations and cash flows of the Target for the fiscal periods, ended as of said dates (which annual financial statements have been examined by Ernst & Young LLP, certified public accountants, who delivered an unqualified opinion thereon) copies of which have heretofore been delivered to each Bank, present fairly in all material respects the financial position of the Target on a consolidated basis at the date of said statements and the results for the periods covered thereby.

          (c) Since October 31, 1999 nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

          (d) Except for the Indebtedness incurred under this Agreement and the Subordinated Notes and except as disclosed in Schedule 6.25 hereto as of the Effective Date and the Merger Closing Date, respectively (and after giving effect to any Loans made on such date), (i) there is no material liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to any Credit Party of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), and (ii) none of the Credit Parties knows of any basis for the assertion against any Credit Party of any such liability or obligation which, either individually or in the aggregate, have or would reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

          (e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 6.10(b) and are based on good faith estimates and assumptions made by the management of Holdings. On the Effective Date and the Merger Closing Date such management believed that the Projections were reasonable and attainable, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material. As of the Effective Date and Merger Closing Date, there is no fact known to any Credit Party which would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

          6.11 Security Interests. Each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, in favor of the Collateral Agent subject to no Liens other than Permitted Liens (other than Collateral located outside of the United States and Deposit Accounts (as defined in the Security Agreement), as to which there is only a valid security interest created). No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made within ten (10) days of the Effective Date or the Merger Closing Date (as applicable) or on or prior to the execution and delivery thereof as contemplated by Sections 7.11, 7.13 and 8.13.

          6.12 Representations and Warranties in Other Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects as of the time such representations and warranties were made (or deemed made); provided, however, that this representation is made with respect to the representations and warranties of any person other than the Credit Parties to the best knowledge of the Credit Parties.

          6.13 Transaction. The portion(s) of the Transaction consummated on or prior to the date that this representation is made or deemed made, has (or have) been consummated in all material respects in accordance with the terms of the respective Documents and all applicable laws. Except as disclosed in Schedule
6.13 hereto all consents and approvals of, and filings (other than UCC-1 financing statements filed within ten (10) days of the Effective Date or the Merger Closing Date (as applicable) and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing adverse conditions upon the Transaction, the occurrence of any Credit Event or the performance by any Credit Party of their obligations under the Documents and all applicable laws.

          6.14 Special Purpose Corporation. Holdings has no significant assets (other than the capital stock of the Borrower and immaterial assets used for the performance of those activities permitted to be performed by Holdings pursuant to Section 8.01(b)) or liabilities (other than under this Agreement and the other Documents to which it is a party and those liabilities permitted to be incurred by Holdings pursuant to Section 8.01(b)).

          6.15 Compliance with ERISA. Schedule 6.15 sets forth each Plan. Except as would not result in (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document, each Plan (and each related trust, insurance contract or fund) is in material compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received or is in the process of applying for a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred and, with respect to Multiemployer Plans, has any knowledge of the incurrence of any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a) (29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists and, with respect to Multiemployer Plans, to the knowledge of Holdings, any of its Subsidiaries, and its ERISA Affiliates, no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending or, to the knowledge of Holdings or any of its Subsidiaries, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $1,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; and no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA Affiliate exists or is likely to arise on account of any Plan.

          6.16 Subsidiaries. (a) Set forth on Schedule 6.16 is as of the Effective Date, a complete and accurate list of all Subsidiaries of each Credit Party, the jurisdiction of incorporation or formation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Credit Party, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of each Credit Party has been validly issued, fully paid and non-assessable and, as of the Effective Date, is owned as set forth on Schedule 6.16, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth on Schedule 6.16, as of the Effective Date, no Credit Party has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to such Capital Stock.

          (b) On the Merger Closing Date, the representations and warranties made in clause (a) above shall be true and correct, except that Schedule 6.16 shall be deemed to be amended on such date to reflect the effectiveness of the Merger and that, as a result thereof, Holdings shall own 100% of the issued and outstanding capital stock of Target and its Subsidiaries.

          6.17 Intellectual Property. (a) Except as set forth in Schedule 6.17, each of the Operating Companies owns or holds a valid license to use all the patents, trademarks, permits, service marks, trade names, trade secrets, Internet domain names, technology, know-how, copyrights, franchises and formulas or other rights with respect to the foregoing (collectively, the "Intellectual Property") that are used in the operation of the business of the Operating Companies, in each case free from Liens and restrictions that are materially adverse to the use thereof. Holdings does not own or license any material Intellectual Property.

          (b) Except as disclosed on Schedule 6.17, all registrations for intellectual property rights owned by the Operating Companies are in full force and effect and are valid and enforceable. The conduct of the business of each Operating Company as currently conducted, including, but not limited to, all products, processes, or services, made, offered or sold by each such Operating Company, does not infringe upon, violate, misappropriate or dilute any intellectual property of any third party which infringement is likely to have
(i) a Material Adverse Effect or (ii) a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document. To the best of the Operating Companies' knowledge, no third party is infringing upon the Intellectual Property in any material respect. Except as set forth in Schedule 6.17, there is no pending or, to the best of each Operating Company's knowledge, threatened claim or litigation contesting any Credit Party's right to own or use any Intellectual Property or the validity or enforceability thereof.

          6.18 Compliance with Statutes, etc. Except as disclosed on Schedule 6.18, and except to the extent related to matters covered in Section 6.19 (including without limitation Schedule 6.19), Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as would not reasonably be expected to, individually or in the aggregate, have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

          6.19 Environmental Matters. (a) Except as disclosed in the reports identified in Schedule 6.19: Holdings and each of its Subsidiaries has complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws; there are no pending or, to the knowledge of the Credit Parties, threatened Environmental Claims against Holdings or any of its Subsidiaries, or against any person or entity whose liability for any Environmental Claim Holdings or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or any Real Property owned or operated or, to the knowledge of Holdings and its Subsidiaries, formerly owned or operated by Holdings or any of its Subsidiaries; there are no facts, circumstances, conditions or occurrences regarding Holdings or its Subsidiaries, their operations or any Real Property owned or operated or, to the knowledge of Holdings and its Subsidiaries, formerly owned or operated by
Holdings or any of its Subsidiaries or on any other Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property, or against any person or entity whose liability for any Environmental Claim Holdings or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

          (b) Except as disclosed on the reports identified on Schedule 6.19, Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by Holdings or any of its Subsidiaries in violation of any applicable Environmental Law or under circumstances that would give rise to liability under applicable Environmental Laws. Except as disclosed on the reports identified on Schedule 6.19, there are not now any underground storage tanks located on any Real Property owned or operated by Holdings or any of its Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 6.19, the representations made in this Section 6.19 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

          6.20 Properties. All Real Property owned by Holdings or any of its Subsidiaries and all material Leaseholds leased by Holdings or any of its Subsidiaries, and the nature of the interest therein, is set forth in Schedule
6.20. Holdings and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Schedule 6.20 or in the financial statements referred to in Section 6.10(b), free and clear of all Liens except Permitted Encumbrances, except to the extent disposed of in accordance with this Agreement.

          6.21 Labor Relations. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have
(i) a Material Adverse Effect or (ii) a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document. There is (i) no unfair labor practice complaint pending or to the knowledge of any Credit Party threatened against Holdings or any of its Subsidiaries or before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened against Holdings or any of its
Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage pending or threatened against Holdings or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

          6.22 Tax Returns and Payments. Holdings and each of its Subsidiaries has filed all material federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings and its Subsidiaries in accordance with generally accepted accounting principles and such state income tax returns which in the aggregate are not material to the Subsidiary required to file such return. Holdings and each of its Subsidiaries has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all material federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. As of the Effective Date, there is no material action, suit, proceeding, investigation, audit, or claim pending by any authority regarding any material taxes relating to Holdings or any of its Subsidiaries. As of the Effective Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          6.23 Subordination. The subordination provisions contained in the Subordinated Notes are enforceable against the issuer of the Subordinated Notes and the holders thereof, and all Obligations are within the definition of "Senior Indebtedness" included in such subordination provisions.

          6.24 Insurance. Set forth on Schedule 6.24 hereto is a true, correct and complete summary of all insurance carried by Holdings and its Subsidiaries on and as of the Effective Date, with the amounts insured set forth therein.

          6.25 Indebtedness. Schedule 6.25 (a) sets forth as of the Effective Date all Indebtedness of Holdings and its Subsidiaries (excluding the Loans) which is to remain outstanding after giving effect to the Tender Offer Closing and the incurrence of Loans on such date (the "Effective Date Indebtedness"), and (b) indicates which items of Effective Date Indebtedness will remain outstanding after the consummation of the Merger (the "Merger Closing Date Indebtedness") in each case showing the aggregate principal amount thereof and the name of the respective lender and borrower and any entity which directly or indirectly guaranteed such debt.

          SECTION 7. Affirmative Covenants. Each Credit Party hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated and the Loans and Letter of Credit Outstandings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

          7.01  Information  Covenants.  Holdings  will  furnish  to each  Bank:

          (a) Monthly Reports. Within 30 days after the end of each fiscal month of Holdings, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior fiscal year, all of which shall be certified by the chief financial officer of Holdings, subject to normal year-end audit adjustments and the absence of footnotes.

          (b) Quarterly Financial Statements. Within 45 days after the close of each quarterly accounting period in each fiscal year of Holdings, commencing with the quarter ending on or after July 9, 2000, (i) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures (in the case of consolidating financial statements, as to the Borrower only) for the corresponding quarter in the prior year, and (ii) management's discussion and analysis of the most important operational and financial developments during such quarterly period, all of which shall be in reasonable detail and be accompanied by a certification by the chief financial officer of Holdings that they fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

          (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of Holdings, the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year and, in the case of such consolidated financial statements, setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such fiscal year and certified by Ernst & Young LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Agent, in each case to the effect that such statements fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in its financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default under Sections 8.08, 8.09, and 8.10 has come to their attention or, if such a Default or Event of Default under Sections 8.08, 8.09, and 8.10 has come to their attention, a statement as to the nature thereof.

          (d) Budgets, etc. Not more than 30 days after the commencement of each fiscal year of Holdings (other than the fiscal year beginning October 30, 2000, which shall be delivered no more than 60 days after the commencement of such fiscal year), budgets of Holdings and its Subsidiaries (on a consolidated basis) in reasonable detail for each of the four fiscal quarters of such fiscal year as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of financial statements pursuant to Section 7.01(b) and (c), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (d) shall be presented.

          (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.01(b) and (c), a certificate of the chief financial officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.04, 8.05 and 8.08 through and including 8.10, as at the end of such fiscal quarter or year, as the case may be. In addition, at the time of the delivery of the financial statements provided for in Section 7.01(c), a certificate of the chief financial officer of Holdings setting forth in reasonable detail the amount of, and calculations required to establish the amount of, Excess Cash Flow for the Excess Cash Flow Period ending on the last day of the respective fiscal year shall be provided.

          (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after any executive officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action Holdings or the Subsidiary proposes to take with respect thereto and (ii) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding or investigation pending against Holdings or any of its Subsidiaries with respect to any Document or which could reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the rights of the Banks, the Letter of Credit Issuer or the Agent, or on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

          (g) Auditors' Reports. Promptly upon receipt thereof, a copy of each report or "management letter" submitted to Holdings or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of Holdings or any of its Subsidiaries and management's responses thereto.

          (h) Environmental Matters. Promptly after any executive officer of Holdings or any of its Subsidiaries obtains knowledge thereof, written notice of any of the following environmental matters which, individually or in the aggregate, could reasonably be expected to result in a cost to Holdings or any of its Subsidiaries in excess of $500,000 (excluding, however, any environmental claim, condition or occurrence, or removal or remedial action specifically described in the assessments delivered pursuant to Section 5.01(l), but only to the extent so described):

               (i)  any  pending  or  threatened   Environmental  Claim  against
Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;

               (ii) any condition or occurrence on any Real Property at any time owned or operated by Holdings or any of its Subsidiaries that (x) results in a material noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

               (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

               (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries.

          All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or its Subsidiaries' response or proposed response thereto. In addition, Holdings shall promptly provide the Banks with copies of all material written communications by Holdings or any of its Subsidiaries with any Person, government or governmental agency relating to any of the matters set forth in clauses (i)-(iv) above, as well as relating to any of the matters disclosed in the assessments delivered pursuant to Section 5.01(l) (other than such communications or reports between Holdings or any of its Subsidiaries and their respective counsel to the extent subject to attorney client privilege) and such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above, as may reasonably be requested by the Agent or the Required Banks.

          (i) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall generally send to analysts (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on its own behalf or on behalf of any Bank may reasonably request from time to time.

          (j) Borrowing Base Certificates. The Borrower shall deliver within ten days after the last Business Day of each month, and at any other time requested by the Agent (following the occurrence and during the continuance of an Event of Default), a borrowing base certificate (the "Borrowing Base Certificate"), which shall be: (i) completed substantially in the form of Exhibit M, detailing the Borrower's Eligible Accounts Receivable and Eligible Inventory as of the last day of each month, as applicable (or (following the occurrence and during the continuance of an Event of Default) as of such other date as the Agent may request); and (ii) prepared by or under the supervision of the Borrower's chief executive officer or chief financial officer and certified by such officer subject only to adjustment upon completion of the normal year-end audit of physical inventory.

          (k) Further Assurances. When reasonably requested by the Agent, Holdings shall deliver any further information regarding the Collateral, business affairs and financial condition of Holdings or any of its Subsidiaries.

          7.02 Books, Records and Inspections. Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit, upon prior written notice, (x) officers and designated representatives of the Agent or any Bank to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, their employees, officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or any Bank may desire and (y) the Agent, at the reasonable request of the Required Banks, to conduct, at Holdings' and its Subsidiaries' reasonable expense, an audit of the accounts receivable and/or inventory of Holdings and its Subsidiaries at such times (but no more frequently than once a year unless an Event of Default has occurred and is continuing) as the Required Banks shall reasonably require.

          7.03 Insurance. Holdings will, and will cause each of its Subsidiaries to, maintain in full force and effect insurance with reputable and solvent insurance carriers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. At any time that insurance at the levels described in
Schedule 6.24 is not being maintained by Holdings and its Subsidiaries, Holdings will notify the Banks in writing thereof and, if thereafter notified by the Agent to do so, Holdings will obtain insurance at such levels to the extent then generally available (but in any event within the deductible or self-insured retention limitations set forth in the preceding sentence) or otherwise as are reasonably acceptable to the Agent. Holdings will furnish to the Agent on the Effective Date and upon the Agent's request after an Event of Default shall have occurred and be continuing a summary of the insurance carried in respect of Holdings and its Subsidiaries and the assets of Holdings and its Subsidiaries together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as mortgagee with respect to real property, loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers' compensation insurance. All policies or certificates with respect to such insurance shall state that such insurance policies shall not be cancelled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent. If Holdings or any of its Subsidiaries shall fail to maintain all insurance in accordance with this
Section 7.03, or if Holdings or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured, mortgagee, loss payee or certificate holder, as the case may be, the Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance, and the Credit Parties agree to jointly and severally reimburse the Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

          7.04 Payment of Taxes. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all material lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.03(a); provided, that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          7.05 Corporate Franchises. Holdings will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business, except as permitted by Section 8.02 and except for rights, franchises and authority to do business the loss of which (individually or in the aggregate) would not be reasonably expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document.

          7.06 Compliance with Statutes, etc. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (excluding applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) except for such non-compliance as would not reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any Credit Document.

          7.07 Compliance with Environmental Laws. (a)(i) Holdings will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the operation of its business and the ownership or use of all Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, and Holdings will promptly pay, and will cause each of its Subsidiaries or other Persons to pay promptly, all reasonable costs and expenses incurred in keeping in such compliance with all Environmental Laws and will keep or cause to be kept all Real Properties owned or operated by Holdings or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither Holdings nor any of its Subsidiaries will generate, use, treat, store, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except in amounts necessary for the operation of the business, in material compliance with all applicable Environmental Laws and so as not to give rise to an Environmental Claim.

          (b) If Holdings or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by Holdings or any of its Subsidiaries, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material in violation of any applicable Environmental Law or under circumstances that would give rise to liability under applicable Environmental Laws, the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required by Environmental Laws to remove and clean up any Hazardous Materials from any Real Property; provided, that neither Holdings nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

          (c) Notwithstanding (a) and (b) above, the Credit Parties will be deemed to have complied with (a) and (b) if non-compliance does not result in a Material Adverse Effect or is disclosed in the reports listed on Schedule 6.19.

          (d) At the request of the Agent or the Required Banks at any time and from time to time during the existence of this Agreement: (i) if a Default or an Event of Default exists, (ii) upon the reasonable belief by the Agent or the Required Banks that Holdings or any of its Subsidiaries has breached any representation or covenant herein with respect to any environmental matters and such breach is continuing or (iii) in the event notice is provided under Section 7.01(h) hereof, Holdings and its Subsidiaries will provide, at their sole cost and expense, an environmental site assessment report concerning any Real
Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Agent, which approval shall not be unreasonably withheld, assessing (i) the presence or Release, if any, of Hazardous Materials on or from any of the Real Property and the potential cost of any removal or remedial action required by any Environmental Laws in connection with any such Hazardous Materials, and (ii) whether the Real Property and the operations at the Real Property are in compliance with applicable Environmental Laws. If Holdings or its Subsidiaries shall fail to provide the same after 45 days' notice or as soon thereafter as is reasonably possible, the Agent may order the same, and Holdings or its Subsidiaries shall grant and hereby grant to the Agent and the Banks and their agents access to such Real Property and specifically grant the Agent and the Banks and their agents an irrevocable non-exclusive license to undertake such an assessment, all at the Borrower's expense.

          7.08 ERISA. As soon as possible and, in any event, within 20 days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to the Agent a certificate of the chief financial officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto; provided, however, that if the occurrence of any of the following could not reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document, this Section 7.08 shall not be applicable with respect to such occurrence: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application is reasonably likely to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made; that a Plan has been or is reasonably likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings are reasonably likely to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Multiemployer Plan under
Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a
Multiemployer Plan under Section 401(a)(29), 4971 or 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings has incurred or is reasonably likely to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Sections 601-609 of ERISA or Section 4980B of the Code). At the request of the Agent, Holdings will deliver to the Agent a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Agent pursuant to the first sentence hereof, copies of any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Multiemployer Plan shall be delivered to the Agent no later than 20 days after the date such notice has been received by Holdings, such Subsidiary or such ERISA Affiliate, as applicable.

          7.09 Good Repair. Holdings will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear and damage by casualty excepted, and, subject to Section 8.08, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          7.10 Fiscal Years. None of the Credit Parties will change its fiscal year.

          7.11 Additional Security; Further Assurances. (a) Holdings will, and will cause each of its Domestic Subsidiaries (and subject to Section 7.13, Foreign Subsidiary) to, grant to the Collateral Agent security interests and mortgages in such assets and properties of Holdings and its Subsidiaries as are not covered by the original Security Documents (collectively, the "Additional Security Documents"), other than real property with a fair market value of less than $500,000 and vehicles. The Borrower shall give the Agent prompt written notice after any Credit Party becomes aware of the acquisition or creation of any such material assets and properties. All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (b) Holdings will, and will cause each of its Subsidiaries to, at the expense of Holdings and its Subsidiaries, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Holdings shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to assure themselves that this Section 7.11 has been complied with.

          (c) If the Collateral Agent or the Required Banks determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of Holdings and its Subsidiaries constituting Collateral, the Borrower shall provide to the Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall be in form and substance reasonably satisfactory to the Agent.

          (d) Holdings and its Subsidiaries agree that each action required above by this Section 7.11 shall be completed as soon as possible, but in no event later than 60 days (or such longer period agreed upon by the Borrower and the Agent) after such action is required to be taken by Holdings and its Subsidiaries pursuant to the terms of this Section 7.11.

          7.12 Contributions; Payments. (a) Holdings will contribute as a common equity contribution to the capital of the Borrower promptly upon its receipt thereof, any cash proceeds received by it after the Effective Date from any source (including, without limitation, any dividend payment or equity distribution, any asset sale, any incurrence of Indebtedness, any Recovery Event, any sale or issuance of its preferred or common equity or any cash capital contributions) received by it after the Effective Date, excluding, however, the amounts described in Sections 8.06(iii), (iv), and (v) if such amounts are promptly used for the purposes set forth therein.

          (b) The Borrower will use the proceeds of all equity contributions received by it from Holdings as provided in clause (a) above toward the repayment of Loans to the extent required by Section 4.02.

          7.13 Foreign Subsidiary Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for Holdings acceptable to the Agent and the Required Banks does not within 60 days after a request from the Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Agent and Holdings, that (i) a pledge
(x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of Foreign Subsidiary entitled to vote, and (y) of any promissory
note  issued  by  Foreign   Subsidiary  to  Holdings  or  any  of  its  Domestic
Subsidiaries, (ii) the entering into by Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, in any such case would cause the undistributed earnings of Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to Borrower for Federal income tax purposes, then
(A) in the case of a failure to deliver the evidence described in clause (i) above, that portion of Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), (B) in the case of a failure to deliver the evidence described in clause (ii) above, Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of Foreign Subsidiary's assets and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement with a Bank or an Affiliate thereof and, in the event the Subsidiary Guaranty shall have been executed by Foreign Subsidiary, the obligations of Foreign Subsidiary thereunder, and (C) in the case of a failure to deliver the evidence described in clause (iii) above, Foreign Subsidiary shall execute and deliver the Subsidiary Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement with a Bank or an Affiliate thereof, in each case to the extent that the entering into such Security Agreement or Subsidiary Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.13 to be in form and substance reasonably satisfactory to the Agent and the Required Banks.

          7.14 Interest Rate Protection. The Borrower shall no later than 90 days following the Effective Date enter into Interest Rate Protection Agreements satisfactory in form and substance to the Agent, with a term of at least three years, establishing a fixed or maximum interest rate acceptable to the Agent in respect of at least 75% of the outstanding Term Loans.

          7.15 Merger. Holdings and Acquisition shall cause the Merger to occur as soon as possible, but in no case later than 3 Business Days after Holdings and/or Acquisition own 90% or more of the stock of Target and in any event no later than August 31, 2000.

          7.16 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 6.05.

          7.17 Landlord Waivers. Unless otherwise waived by the Agent, the Borrower shall use its commercially reasonable efforts to cause to be delivered to the Agent landlord waivers reasonably satisfactory to the Agent in respect of premises leased by the Borrower or its Subsidiaries, promptly after the date on which the fair market value of tangible personal property located on any such leased premises exceeds $1,000,000.

          SECTION 8. Negative Covenants. Each Credit Party hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, and the Loans and Letter of Credit Outstandings together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

          8.01 Changes in Business. (a) Holdings and its Subsidiaries will not engage in any business other than the business in which the Target is engaged as of the Effective Date and activities directly related thereto, and similar or related businesses.

          (b) Notwithstanding the foregoing, Holdings will not engage in any business other than (i) its ownership of the capital stock of its Subsidiaries (as set forth on Schedule 6.16), (ii) its ownership of those obligations of officers and employees of Holdings and its Subsidiaries to the extent permitted by Section 8.05(e), (iii) having those liabilities which it is responsible for, and performing its obligations, under this Agreement and the other Documents to which it is a party (including, without limitation, with respect to the Subordinated Notes), (iv) the issuance of the Capital Stock of Holdings to the extent permitted by Section 8.11(v), (v) use of the proceeds of dividends paid in accordance with Section 8.06(iv), and (vi) those activities that are incidental to (a) the maintenance of its corporate existence in compliance with applicable law and (b) legal, tax and accounting matters in connection with any of the foregoing activities.

          8.02 Consolidation, Merger, Sale or Purchase of Assets, etc. Holdings will not, and will not permit any of its Subsidiaries to, wind up its affairs, liquidate or dissolve or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

          (a) the Transaction;

          (b) each of the Operating Companies may lease, as lessee, or license, as licensee, real or personal property (including, without limitation, intellectual property) in the ordinary course of business and otherwise not in violation of this Agreement;

          (c) each of the Operating Companies may make Capital Expenditures permitted under Section 8.08;

          (d) each of the Credit Parties may make the advances, equity contributions, investments and loans permitted pursuant to Section 8.05;

          (e) each of the Operating Companies may sell or otherwise dispose of assets, provided, that (w) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the applicable Operating Company), (x) each such sale results in consideration at least 80% of which (taking into account the amount of cash and the principal amount of any promissory notes received as consideration) shall be in the form of cash, (y) the aggregate sale proceeds from all assets subject to such sales or dispositions pursuant to this clause
(e) shall not exceed $1,250,000 in any fiscal year and (z) the Net Proceeds therefrom are either applied to repay Loans or reinvested in replacement assets in accordance with Section 4.02(A)(c);

          (f) each of the Operating Companies may sell or otherwise dispose of assets, provided, that (w) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of the applicable Operating Company), (x) each such sale results in consideration at least 80% of which (taking into account the amount of cash and the principal amount of any promissory notes received as consideration) shall be in the form of cash and (y) the aggregate sale proceeds from all assets subject to such sales or dispositions pursuant to this clause
(f) shall not exceed $500,000 in any fiscal year;

          (g) each of the Operating Companies may sell or discount, in each case without recourse, accounts receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (h) each of the Operating Companies may sell for cash or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are, in the reasonable business judgment of such Operating Company, the functional equivalent of the item of equipment so sold or exchanged;

          (i) each of the Operating Companies may, in the ordinary course of business, license, as licensee or licensor, patents, trademarks, copyrights and know-how to or from third Persons and to one another, so long as each such license is permitted to be collaterally assigned under the Security Agreement (to the extent that a security interest in such patents, trademarks, copyrights and know how is granted thereunder;

          (j) the assets of Foreign Subsidiary may be leased, sold, transferred or otherwise disposed of to any Domestic Operating Company, and Foreign Subsidiary may be merged with and into, or be voluntarily dissolved or liquidated into, any Domestic Operating Company, so long as the Domestic Operating Company is the surviving corporation of any such merger, dissolution or liquidation and the requirements of Section 7.11 and, with respect to leases, sales, transfers and other dispositions, Section 8.07 are complied with;

          (k) any Domestic Operating Company may sell, lease or otherwise transfer assets to any other Domestic Operating Company, so long as the security interests granted to the Collateral Agent therein shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer);

          (l) any Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, the Borrower, so long as (i) the Borrower is the surviving corporation of such merger, dissolution or liquidation and (ii) the security interests granted to the Collateral Agent pursuant to the Security Documents in the assets of such Domestic Subsidiary so merged, dissolved or liquidated shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (m) any Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, any other Domestic Subsidiary of Borrower, so long as the security interests granted to the Collateral Agent pursuant to the Security Documents in the assets of such Domestic Subsidiary shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation);

          (n) so long as no Default or Event of Default then exists or would result therefrom, an Operating Company may acquire interests in joint ventures or assets constituting all or substantially all of a business, business unit, division or product line of any Person not already a Subsidiary of the Borrower or 100% of the outstanding capital stock of any such Person (any such investment permitted by this clause (o), a "Permitted Acquisition"), provided, that (i) such Person (or the assets so acquired) was, immediately prior to such acquisition (or, in the case of an investment in a joint venture, such joint venture is or will be) engaged (or used) primarily in a business permitted pursuant to Section 8.01(a), (ii) if such acquisition (except in the case of a joint venture) is structured as a stock acquisition, then either (A) the Person so acquired becomes a wholly-owned Domestic Subsidiary of the Borrower or (B) such Person is merged with and into a Domestic Subsidiary of the Borrower (with such Domestic Subsidiary being the surviving corporation of such merger), and in any case, all of the provisions of Section 8.13 have been complied with in respect of such Person, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 8.03 or 8.04, as the case may be, (iv) the only consideration paid by an Operating Company in respect of any such Permitted Acquisition consists of cash, Capital Stock of Holdings consisting of common equity or Qualified Preferred Equity and/or Indebtedness described in Section 8.04(j) and (m), (v) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, (vi) all the requirements of Section 7.11 shall be completed prior to or simultaneously with the consummation of such Permitted Acquisition, and (vii) the Permitted Acquisition Cost of such Permitted Acquisition, when added to the aggregate Permitted Acquisition Cost of all other Permitted Acquisitions consummated prior to such proposed Permitted Acquisition, shall not exceed (x) $10,000,000 plus (y) the Excess Proceeds Amount at the time of such Permitted Acquisition; and

          (o) any Operating Company may sell, lease (as lessor) or otherwise dispose of assets which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business, provided that (w) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by senior management of such Person), (x) each such sale results in consideration at least 75% of which (taking the amount of cash and the principal amount of any promissory notes received as consideration) shall be in the form of cash and (y) the Net Proceeds therefrom are either applied to repay Term Loans as provided in
Section 4.02(A)(c) or reinvested in replacement assets to the extent permitted by Section 4.02(A)(c)(l).

          To the extent the Required  Banks waive the provisions of this Section
8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02, such Collateral (unless transferred to a Credit Party or a Subsidiary thereof) shall in each case be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

          8.03 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets of any kind (real or personal, tangible or intangible), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

          (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

          (b) Liens in respect of property or assets of the Operating Companies imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Operating Company or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (c) Liens created by or pursuant to this Agreement and the Security Documents;

          (d)  Liens  which  are  listed,   and  the  property  subject  thereto
described, in Schedule 8.03(d);

          (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09, provided that no cash or other property shall be pledged by Holdings or any of its Subsidiaries as security therefor;

          (f) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money) and (z) to secure the performance of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices;

          (g) licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Operating Companies;

          (h) easements, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of the Operating Companies;

          (i)  Liens  arising  from   precautionary  UCC  financing   statements
regarding operating leases permitted by this Agreement;

          (j) any interest or title of a licensor, lessor or sublessor under any lease permitted by this Agreement;

          (k) Liens created  pursuant to Capital  Leases  permitted  pursuant to
Section 8.04(d), provided that (x) such Liens only secure the payment of Indebtedness under such Capitalized Lease Obligation and (y) such Liens do not cover any assets other than those leased thereunder and the proceeds thereof;

          (l) Permitted Encumbrances;

          (m) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Effective Date, provided, that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 75%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(d);

          (n) Liens on assets acquired pursuant to a Permitted Acquisition, or on assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided, that (i) any Indebtedness that is secured by such Liens is permitted to exist under
Section 8.04(j) and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of any Credit Party;

          (o) Liens arising out of consignment or similar arrangements for the sale of goods entered into by any Operating Company in the ordinary course of business;

          (p) Liens on the assets of the Target and its Subsidiaries described in Schedule 8.03(p), which shall be released and terminated no later than the Merger Closing Date; and

          (q) additional Liens incurred by the Operating Companies so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $1,000,000.

          In connection with the granting of Liens of the type described in clauses (k) and (m) of this Section 8.03 by the Operating Companies, at the reasonable request of the Borrower, and at the Borrower's expense, the Agent and the Collateral Agent shall take (and are hereby authorized to take) any actions reasonably requested by the Borrower in connection therewith (including, without limitation, by executing appropriate lien releases in favor of the holder or holders of such Liens), in either case solely with respect to the item or items of equipment or other assets subject to such Liens.

          8.04 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (b) prior to the Merger Closing Date, the Effective Date Indebtedness, and after the Merger Closing Date, the Merger Closing Date Indebtedness, and any extension, renewal or refinancing thereof;

          (c) Indebtedness under Interest Rate Protection Agreements entered into to protect the Borrower against fluctuations in interest rates in respect of the Obligations;

          (d) Capitalized Lease Obligations and purchase money Indebtedness in an aggregate outstanding principal amount at any time not exceeding $1,500,000;

          (e) Indebtedness of Holdings under the Subordinated Notes in an aggregate principal amount not to exceed $27,000,000 (as reduced by any repayments of principal thereof) plus any accrued interest thereon which is added to principal;

          (f) Indebtedness of Domestic Operating Companies in respect of Intercompany Loans to the extent permitted by Section 8.05(g);

          (g) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Operating Companies' operations so long as management of such Operating Company has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;

          (h) Indebtedness consisting of guaranties (x) by Holdings or any Subsidiary thereof of Indebtedness (other than the Subordinated Notes) and leases permitted to be incurred by Domestic Subsidiaries of such entity, and (y) by Domestic Subsidiaries of the Borrower of Indebtedness (other than the Subordinated Notes) and leases permitted to be incurred by the Borrower or other Domestic Subsidiaries of the Borrower;

          (i) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, and (ii) such Indebtedness is permitted under Section 8.02(n)(vii);

          (j) Indebtedness of Holdings under the Shareholder Subordinated Notes issued by Holdings as consideration in connection with redemptions or repurchases of Capital Stock of Holdings or options to purchase Capital Stock of Holdings and Subordinated Notes issued by Holdings or any of its Subsidiaries held by former employees of Holdings or any of its Subsidiaries following the termination of their employment;

          (k) obligations in respect of performance and surety bonds incurred in the ordinary course of business;

          (l) Indebtedness consisting of deferred payment obligations (including any "earn-out" obligation) arising in connection with Permitted Acquisitions, to the extent permitted under Section 8.02(n)(vii); and

          (m) additional Indebtedness of Holdings and its Subsidiaries not otherwise permitted hereunder not exceeding $1,000,000 in aggregate principal amount at any time outstanding.

          8.05 Advances, Investments and Loans. Holdings will not, and will not permit any of its Subsidiaries to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except:

          (a) Holdings and its Subsidiaries may invest in cash and Cash Equivalents;

          (b) each Operating Company may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of such Operating Company;

          (c) the Operating Companies may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (d) Interest Rate Protection Agreements entered into in compliance with Section 8.04(c) shall be permitted;

          (e) Holdings or any of its Subsidiaries may acquire and hold obligations of one or more officers or other employees of Holdings or its Subsidiaries in connection with such officers' or employees' acquisition of Capital Stock of Holdings, so long as no cash is paid by Holdings or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

          (f) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;

          (g) any Operating Company may make intercompany loans and advances to any other Operating Company (collectively, "Intercompany Loans"), provided, that
(x) each Intercompany Loan shall be evidenced by an Intercompany Note, and (y) each Intercompany Note shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (h) loans and advances by the Operating Companies to employees of Holdings and its Subsidiaries, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances), shall be permitted;

          (i) Holdings may make equity contributions to the capital of the Borrower and the Borrower may make equity contributions to its Domestic Subsidiaries;

          (j) Other Hedging  Agreements  may be entered into in compliance  with
Section 8.04(g);

          (k) the Domestic Operating Companies may make transfers of assets to their respective Subsidiaries in accordance with Section 8.02(k);

          (l)  Permitted  Acquisitions  shall be  permitted in  accordance  with
Section 8.02(n);

          (m) the Operating Companies may acquire and hold debt securities as partial consideration for sales of assets pursuant to Sections 8.02(e), (f) and
(o) to the extent permitted thereby;

          (n) Holdings and its Subsidiaries may repurchase Holdings Capital Stock and Subordinated Notes in accordance with Sections 8.06(ii) and 8.11(i); and

          (o) in addition to investments permitted by clauses (a) through (n) above, the Operating Companies may make additional loans, advances and investments to or in a Person, so long as the amount of any such loan, advance or investment (at the time of the making thereof) does not exceed an amount which, when added to the aggregate amount used to make loans, advances and investments pursuant to this clause o) following the Effective Date to the extent same are then still outstanding (determined without regard to any write-downs or write-offs thereof and net of cash repayments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments), equals $2,500,000, provided, that no Credit Party may make or own any investment in Margin Stock (except pursuant to the Tender Offer) and that no additional loans, advances or investments may be made to any Person formed under the laws of a jurisdiction other than the United States of America or a state thereof if a Default or Event of Default exists.

          Notwithstanding anything in this Agreement to the contrary, Acquisition and Holdings shall not make any debt or equity investment in Target or its Subsidiaries (except as explicitly contemplated by the Tender Offer Documents) prior to the consummation of the Merger.

          8.06 Dividends, etc. Holdings will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of Holdings or any such Subsidiary, as the case may be) or return any capital to, its stockholders or members or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares or membership interests of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or make any payment pursuant to a tax sharing agreement, or set aside any funds for any of the foregoing purposes, and Holdings will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of Holdings or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

               (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Subsidiary of the Borrower;

               (ii) Holdings or any of its Subsidiaries may redeem or purchase Capital Stock of Holdings or options to purchase Capital Stock of Holdings, respectively, held by former employees of Holdings or any of its Subsidiaries following the termination of their employment, provided that (w) the only consideration paid by Holdings in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes, (x) the sum of (A) the aggregate amount paid by Holdings in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of all redemption payments in respect of Subordinated Notes required to be made at the same time as payments made under clause (A), plus (C) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, shall not exceed $300,000 in any fiscal year of Holdings, provided that such amount shall be increased by an amount equal to the net cash proceeds received by Holdings in such year from the sale or issuance of Holdings Capital Stock to management of Holdings or any of its Subsidiaries after the Effective Date, and (y) at the time of any cash payment permitted to be made pursuant to this Section 8.06(ii), no Default or Event of Default shall then exist or result therefrom;

               (iii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings, so long as Holdings promptly use such proceeds in accordance with clause (ii) of this
Section 8.06;

               (iv) the Borrower may pay cash Dividends to Holdings, so long as the proceeds thereof are promptly used by Holdings to pay operating expenses in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses, or to pay salaries or other compensation of employees who perform services for the Credit Parties, provided that the aggregate amount of cash Dividends paid pursuant to this clause (iv) during any fiscal year (without double counting) shall not exceed $500,000;

               (v) the Borrower may pay cash Dividends to Holdings, in the amounts and at the times of any payment by Holdings in respect of taxes, provided that (x) the amount of cash Dividends paid pursuant to this clause (v) to enable Holdings to pay federal and state income taxes at any time shall not exceed the amount of such federal and state income taxes that would be owing by the Borrower for such period if determined without regard to Holding's ownership of the Borrower and (y) any refunds received by Holdings or amounts received from the Borrower in excess of amounts properly paid to a taxing authority shall promptly be returned by Holdings to the Borrower; and

               (vi) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash dividends to Holdings, so long as Holdings shall promptly use such dividends to pay cash interest on the Subordinated Notes which it is required to pay under the terms of the Subordinated Notes (as in effect on the Effective Date).

          8.07 Transactions with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, that the following shall in any event be permitted: (i) the Transaction, (ii) Dividends may be paid to the extent provided in Section 8.06,
(iii) so long as no Default or Event of Default exists, Holdings or its Subsidiaries may pay management fees to Quad-C and/or its Affiliates in amounts not to exceed the greater of (x) $300,000 or (y) 1.5% of Consolidated EBITDA for such fiscal year in any year in accordance with the terms of the Quad-C Consulting Agreement (provided that any such amounts not paid as a result of a Default or Event of Default may be paid at any time no Default or Event of Default exists), (iv) the reimbursement of Quad-C and/or its Affiliates for their reasonable out of pocket expenses incurred by them in connection with performing consulting services for the Borrower and their Subsidiaries under the Quad-C Consulting Agreement, (v) the payment of indemnities owing to Quad-C and/or its Affiliates under the terms of the Quad-C Consulting Agreement, (vi) transactions among Domestic Operating Companies, (vii) employment agreements with officers and the payment of directors fees, each in the ordinary course of business, (viii) the reimbursement of directors of Holdings and its Subsidiaries for their reasonable out of pocket expenses incurred in performing their directorial duties and the payment of indemnities owing to them as directors, and (ix) transactions permitted under Sections 8.02(j) (as to mergers, dissolutions and liquidations), 8.02(o), 8.04(h) and 8.05(o) (to the extent that the transaction is not a loan or advance).

          8.08 Capital Expenditures. (a) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that the Operating Companies may make Capital Expenditures not exceeding in any fiscal year the amount set forth opposite such fiscal year below:


      Fiscal Year Ending                                    Amount

      October 29, 2000                                      $3,500,000
      October 28, 2001                                      $3,600,000
      October 27, 2002                                      $3,700,000
      November 2, 2003                                      $3,800,000
      October 31, 2004                                      $3,900,000
      October 30, 2005                                      $4,000,000
      October 29, 2006                                      $4,100,000

          (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Operating Companies pursuant to clause (a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by the Operating Companies during such fiscal year, such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in succeeding fiscal years, provided that in no event shall the aggregate amount of Capital Expenditures made by the Operating Companies during any fiscal year exceed 150% of the amount set forth above for such fiscal year.

          (c) Notwithstanding the foregoing, the Operating Companies may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the insurance proceeds received by an Operating Company from any Recovery Event so long as such Capital Expenditures are used to replace or restore any properties or assets in respect of which such proceeds were paid or committed to be paid within 270 days following the date of the receipt of such insurance proceeds and are not required to be applied to repay Loans pursuant to Section 4.02(A)(g).

          (d) Notwithstanding the foregoing, the Operating Companies may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the Net Proceeds of Asset Sales, to the extent such Net Proceeds are not required to be applied to repay Loans pursuant to Section 4.02(A)(c) and such proceeds are reinvested as required by said Section.

          (e) Notwithstanding the foregoing, the Operating Companies may make Capital Expenditures at any time in an aggregate amount equal to the Excess Proceeds Amount at such time (which Capital Expenditures will not be included in any determination under the foregoing clause (a)).

          (f)  Notwithstanding  the  foregoing,  the  Borrower  may make Capital
Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) constituting Permitted Acquisitions effected in accordance with the requirements of Section 8.02(n).

          8.09 Interest Coverage Ratio. The Credit Parties will not permit the Interest Coverage Ratio for any period of four fiscal quarters ending on any date set forth below to be less than the ratio set forth opposite such date (provided, however, that the Interest Coverage Ratio for the periods ending as of July 9, 2000, October 29, 2000, January 21, 2001 and April 15, 2001 shall be based on the Interest Coverage Ratio for the period from April 16, 2000 until such dates.


               Date                                     Ratio

               July 9, 2000                             2.40:1.0
               October 29, 2000                         2.40:1.0
               January 21, 2001                         2.40:1.0
               April 15, 2001                           2.50:1.0
               July 8, 2001                             2.60:1.0
               October 28, 2001                         2.75:1.0
               January 20, 2002                         3.00:1.0
               April 14, 2002                           3.10:1.0
               July 7, 2002                             3.25:1.0
               October 27, 2002                         3.40:1.0
               January 19, 2003                         3.60:1.0
               April 13, 2003                           3.80:1.0
               July 6, 2003                             4.00:1.0
               November 2, 2003                         4.00:1.0
               January 25, 2004                         4.00:1.0
               April 18, 2004                           4.00:1.0
               July 11, 2004                            4.00:1.0
               October 31, 2004                         4.00:1.0
               January 23, 2005                         4.00:1.0
               April 17, 2005                           4.00:1.0
               July 10, 2005                            4.00:1.0
               October 30, 2005                         4.00:1.0
               January 22, 2006                         4.00:1.0
               April 16, 2006                           4.00:1.0
               July 9, 2006                             4.00:1.0;

provided, however, if at any time full cash interest is required to be paid under the terms of the Subordinated Notes, the foregoing minimum ratios shall not apply and the Borrower shall not permit the Interest Coverage Ratio for any period of four fiscal quarters ending on any date set forth above to be less than 2.25:1.0.

          8.10 Leverage Ratio. The Credit Parties will not permit the Leverage Ratio at the end of any fiscal month to exceed the ratio set forth opposite the fiscal quarter in which such month falls:


               Date                                     Ratio

               July 9, 2000                             4.25:1.0
               October 29, 2000                         4.50:1.0
               January 21, 2001                         3.75:1.0
               April 15, 2001                           3.60:1.0
               July 8, 2001                             3.50:1.0
               October 28, 2001                         3.50:1.0
               January 20, 2002                         3.20:1.0
               April 14, 2002                           3.00:1.0
               July 7, 2002                             2.90:1.0
               October 27, 2002                         2.80:1.0
               January 19, 2003                         2.60:1.0
               April 13, 2003                           2.40:1.0
               July 6, 2003                             2.20:1.0
               November 2, 2003                         2.10:1.0
               January 25, 2004                         2.00:1.0
               April 18, 2004                           2.00:1.0
               July 11, 2004                            2.00:1.0
               October 31, 2004                         2.00:1.0
               January 23, 2005                         2.00:1.0
               April 17, 2005                           2.00:1.0
               July 10, 2005                            2.00:1.0
               October 30, 2005                         2.00:1.0
               January 22, 2006                         2.00:1.0
               April 16, 2006                           2.00:1.0
               July 9, 2006                             2.00:1.0

          8.11 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Holdings will not, and will not permit any of its Subsidiaries to:

               (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Merger Closing Date Indebtedness or the Subordinated Notes, or make any cash interest payment on the Subordinated Notes other than in accordance with their terms (as in effect on the Effective Date) and other than to the extent such Subordinated Notes are required to be repaid at the same time Capital Stock is repurchased in accordance with, and subject to the restrictions set forth in, Section 8.06(ii);

               (ii) amend or modify, or permit the amendment or modification of,
any  provision  of  any  Merger  Closing  Date  Indebtedness,   any  Shareholder
Subordinated Note or any Subordinated Note;

               (iii) amend, modify or change (A) any Equity Financing Document, Tender Offer Document, or Merger Document, or (B) in any way materially adverse to the interests of the Banks, any Management Agreement or its Certificate of Incorporation (or equivalent document) (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws (or equivalent document), or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new tax sharing agreement, management agreement or agreement with respect to its capital stock which could in any way be materially adverse to the interests of the Banks;

               (iv) make (or give any notice in respect of) any principal or interest payment on, or any redemption or acquisition for value of, any Shareholder Subordinated Note, except to the extent permitted by Section 8.06(ii); or

               (v) issue any class of Capital Stock other than (x) in the case of Subsidiaries of Holdings, non-redeemable common stock issued to Holdings or a Subsidiary of Holdings and (y) in the case of Holdings, issuances of Holdings Capital Stock where, after giving effect to such issuance, no Event of Default will exist under Section 9.10 and to the extent the proceeds thereof are applied in accordance with Sections 4.02(A)(d) and 7.12.

          8.12 Limitation on Certain Restrictions on Subsidiaries. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of an Operating Company,
(iv) customary provisions restricting assignment of any licensing agreement entered into by an Operating Company in the ordinary course of business, (v) customary provisions in agreements governing third-party Indebtedness permitted under Section 8.04(i), and (vi) customary provisions restricting the transfer of assets subject to Liens permitted under Sections 8.03(k) and (m).

          8.13  Limitation on the Creation of  Subsidiaries  and Joint Ventures.
(a) Notwithstanding anything to the contrary contained in this Agreement, after giving effect to the Transaction, Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire any Subsidiary; provided that, the Borrower and its Subsidiaries shall be permitted to establish, create or acquire wholly-owned Subsidiaries, so long as (i) at least 30 days' prior written notice thereof is given to the Agent, (ii) all of the capital stock of such new Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and Sections 7.11 and 7.13 and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary executes a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement in accordance with the terms thereof and (iv) to the extent requested by the Agent or the Required Banks, all actions required pursuant to Sections 7.11 and 7.13 shall be taken. In addition, each new Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Effective Date.

          (b) Except for joint venture investments made in accordance with Sections 8.02(n) or 8.05(o), Holdings will not, and will not permit any of its Subsidiaries to, enter into any partnerships or joint ventures.

          SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

          9.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          9.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.01, 7.10, 7.12 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Agent or the Required Banks; or

          9.04 Default Under Other Agreements. (a) Holdings or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided, that it shall not constitute an Event of Default pursuant to clause
(a) or (b) of this Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $1,500,000 at any one time; or

          9.05 Bankruptcy, etc. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made, any Operating Company or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan, Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or any Operating Company has incurred or is reasonably likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Sections 601-609 of ERISA or Section 4980 of the Code) or Plans or Multiemployer Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the ability of any Credit Party to perform its obligations hereunder or under any other Credit Document; or

          9.07 Security Documents. (a) Any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          9.08 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty; or

          9.09 Judgments. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by insurance) in excess of $1,500,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

          9.10  Ownership.  A Change  of  Control  Event  shall  have  occurred;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against any Credit Party or other Person (provided, that if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the declaration by the Agent as specified in clauses (i) and (ii) below, shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations (including Unpaid Drawings) owing hereunder or under any other Credit Document to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security
Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any cash collateral as provided in Section 4.02.

          SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

          "Accounts" shall mean "Accounts" as defined in the Security Agreement.

          "Acquisition" shall have the meaning provided in the first paragraph of this Agreement.

          "Additional  Security  Documents"  shall have the meaning  provided in
Section 7.11.

          "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by BTCo to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

          "Affected Eurodollar Loans" shall have the meaning provided in Section 4.02(B)(c).

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to
Section 11.10.

          "Aggregate Unutilized Revolving Commitment" with respect to any Bank at any time shall mean such Bank's Revolving Loan Commitment at such time less the sum of (x) the aggregate outstanding principal amount of all Revolving Loans made by such Bank and (y) such Bank's Percentage of the Letter of Credit Outstandings at such time and (z) in the case of any determination with respect to BTCo in its individual capacity as a Bank hereunder (and only in such case), the aggregate outstanding principal amount of all Swingline Loans made by BTCo at such time.

          "Aggregate Unutilized Term Commitment" with respect to any Bank at any time shall mean such Bank's Term Loan Commitment at such time less the aggregate outstanding principal amount of all Term Loans made by such Bank.

          "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

          "Applicable Margin" shall mean, for purposes of calculating the applicable interest rate for any day for any Revolving Loan or any Term Loan, the appropriate applicable percentage corresponding to the Leverage Ratio in effect as of the most recent Calculation Date:

     ---------------------------------------------------------------------

                 LEVERAGE RATIO    EURODOLLAR LOANS      BASE RATE LOANS
     ---------------------------------------------------------------------

         I         x > 2.75x             3.00%                2.00%
     ---------------------------------------------------------------------

        II      2.25x < x < 2.75x        2.75%                1.75%
                          -
     ---------------------------------------------------------------------

       III      1.75x < x < 2.25x        2.50%                1.50%
                          -
     ---------------------------------------------------------------------

       IV          x < 1.75              2.25%                1.25%
                     -
     ---------------------------------------------------------------------

The Applicable Margin shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which Holdings is required to provide the officer's certificate in accordance with the provisions of Section 7.01(e) for the most recently ended fiscal quarter of Holdings; provided, however, that (i) the Applicable Margins for Eurodollar Loans and Base Rate Loans shall be based on Pricing Level I (as shown above) and shall remain at Pricing Level I until the Calculation Date for the fiscal quarter of Holdings ending on October 31, 2000, on and after which time the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding the applicable Calculation Date, and (ii) if Holdings fails to provide the officer's certificate to the Banks as required by Section 7.01(e) for the last day of the most recently ended fiscal quarter of Holdings preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the Leverage Ratio as of the last day of the most recently ended fiscal quarter of Holdings preceding such Calculation Date. Each Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all existing Loans and Letters of Credit as well as any new Loans and Letters of Credit made or issued.

          "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than a Subsidiary of Holdings of any asset (including, without limitation, any capital stock or other securities of another Person) of Holdings or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) sales of assets pursuant to Sections 8.02(f), (g), (h), (i),
(j) and (k) and (iii) sales, transfers or other dispositions of assets, which are part of the same transaction or series of transactions, with a fair market value of less than $50,000.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit I (appropriately completed).

          "Authorized Officer" shall mean [_________________] or any other senior officer of Holdings or the Borrower designated as such in writing to the Agent by Holdings or the Borrower, in each case to the extent reasonably acceptable to the Agent.

          "Bank" shall have the meaning provided in the first paragraph of this Agreement.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.03(b) or (ii) a Bank having notified the Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01(a), (b), (c), (e) or 2.03(b), as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (y) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Loan (or portion thereof) bearing interest at the rate provided in Section 1.08(a).

          "Borrower" shall mean, prior to the Merger Closing Date, Pine Acquisition Corp., and on and after the Merger Closing Date, Pulaski Furniture Corporation, the survivor of the Merger.

          "Borrowing" shall mean and include (i) the borrowing of Swingline Loans from BTCo on a given date and (ii) the incurrence of one Type of Loan pursuant to a single Facility by the Borrower from all of the Banks having Commitments with respect to such Facility on a pro rata basis on a given date (or resulting from conversions on a given date pursuant to Section 1.06), having in the case of Eurodollar Loans the same Interest Period; provided, that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "Borrowing Base" shall mean the sum of:

          (A) eighty-five percent (85%) of Eligible Accounts Receivable, plus

          (B) sixty percent (60%) of Eligible Inventory,

in each case as set forth in the last Borrowing Base Certificate delivered pursuant to Section 7.03(i). The standards for eligibility set forth in the definitions of "Eligible Accounts Receivable" and "Eligible Inventory" may be modified based upon changes in circumstance which could reasonably be expected to materially affect the Borrowing Base; if such circumstances occur, the Borrower and the Required Banks shall negotiate in good faith to modify the standards of eligibility in a commercially reasonable manner to take into account such changes.

          "Borrowing  Base  Certificate"  shall  have the  meaning  set forth in
Section  7.01(j).

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York or (other than with respect to matters relating to Letters of Credit) Charlottesville, Virginia a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

          "Calculation Date" shall have the meaning provided for in the definition of Applicable Margin.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including, without duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP), and the amount of all Capitalized Lease Obligations incurred by such Person.

          "Capital Lease," as applied to any Person, shall mean (i) any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person and (ii) any Synthetic Lease.

          "Capital Stock" shall mean any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of common stock, preferred stock or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of any Operating Company in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP or, in the case of Synthetic Leases, the net present value (discounted at the financing rate applicable under such lease) of the aggregate rental payments thereunder during the then remaining term thereof.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank or
(y) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

          "Change of Control Event" shall occur if (a) Holdings shall cease to own directly or indirectly 100% on a fully diluted basis of the economic and voting interest in the Borrower's Capital Stock, (b) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors, or (c) the Equity Investors cease to hold beneficial ownership of at least a majority on a fully diluted basis of the voting and economic interest in Holdings' Capital Stock.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the collateral granted under the Security Documents.

          "Collateral Agent" shall mean BTCo acting as collateral agent for the Secured Creditors.

          "Collective  Bargaining Agreements" shall have the meaning provided in
Section 5.01(k).

          "Commitment" shall mean, with respect to any Bank, such Bank's Term Loan Commitment and/or Revolving Loan Commitment.

          "Consolidated Current Assets" shall mean, at any time, the current assets (other than cash, Cash Equivalents and deferred income taxes to the extent included in current assets) of Holdings and its Subsidiaries at such time determined on a consolidated basis.

          "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of Holdings and its Subsidiaries determined on a consolidated basis, but excluding deferred income taxes and the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated Debt" shall mean, at any time, all Indebtedness of Holdings and its Subsidiaries for borrowed money determined on a consolidated basis, excluding, however, the Subordinated Notes and Letters of Credit.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income, before total interest expense (inclusive of amortization of deferred financing fees and as original issue discount) and interest income of Holdings and its Subsidiaries determined on a consolidated basis, and before provisions for taxes based on income and foreign withholding taxes, and determined without giving effect to any extraordinary gains or losses but giving effect to gains or losses from sales of assets sold in the ordinary course of business

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto to the extent deducted in determining Consolidated Net Income, (i) the amount of all depreciation expense and amortization expense and other non-cash charges, (ii) the amount of fees and expenses paid in connection with the Transaction and (iii) an amount (not to exceed $500,000) equal to the losses incurred in respect of inventory liquidated during the fiscal quarter ending July 9, 2000; provided, however, for purposes of calculating the Leverage Ratio and the Interest Coverage Ratio for any period ending on or prior to January 21, 2001, calculations of Consolidated EBITDA for such period will be made as follows: (i) for the period ending on or about July 9, 2000, Consolidated EBITDA shall be actual Consolidated EBITDA for the period commencing on April 16, 2000 and ending on such date plus $18,100,000, (ii) for the period ending on or about October 29, 2000, Consolidated EBITDA shall be actual Consolidated EBITDA for the period commencing April 16, 2000 and ending on such date plus $8,800,000 and (iii) for the period ending on or about January 21, 2001, Consolidated EBITDA shall be actual consolidated EBITDA for the period commencing on April 16, 2000 and ending on such date plus $4,350,000.

          "Consolidated Interest Expense" shall mean, for any period, total cash interest expense (including that attributable to Capital Leases in accordance with GAAP and including the implied interest component under Synthetic Leases) of Holdings and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs or benefits under Interest Rate Protection Agreements, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense; provided, however, that (1) Consolidated Interest Expense for the four fiscal quarters ending July 9, 2000, October 29, 2000, January 21, 2001 and April 15, 2001 shall be the Consolidated Interest Expense for the period from the Effective Date to the last day of such fiscal quarter multiplied by 360 and dividing such product by the number of days in the period commencing on the Effective Date and ending on the last day of such fiscal quarter and (2) Consolidated Interest Expense shall not include interest in respect of the Subordinated Notes until such time as full cash interest is required to be paid pursuant to the terms of the Subordinated Notes (as in effect on the Effective Date).

          "Consolidated Net Income" shall mean, for any period, the net income (or loss), after provision for taxes, of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, in accordance with GAAP; provided, however, that there shall be excluded (without duplication) (i) income (or loss) of any Person (other than a consolidated Subsidiary of such Person) in which any other Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or (subject to subclause (iii) below) any of its consolidated Subsidiaries by such other Person during such period, (ii) the income (or loss) of any Person during such period accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries, (iii) the income of any consolidated Subsidiary of Holdings to the extent attributable to minority interests held therein by Persons other than Holdings and its Subsidiaries, (iv) the income of any consolidated Subsidiary of Holdings during such period to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of such income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or Holdings or any of its other Subsidiaries, and (v) unrealized losses and gains resulting from marking to market foreign currency Hedging Agreements.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director if such director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement, the Notes, the Guaranty, each Security Document, and, after the execution and delivery thereof, the Subsidiary Guaranty.

          "Credit Event" shall mean the making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

          "Credit Party" shall mean the Borrower, Holdings and, upon the execution and delivery of the Subsidiary Guaranty in accordance with the terms hereof, each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Dividends" shall have the meaning provided in Section 8.06.

          "Documents" shall mean the Credit Documents, the Equity Financing Documents, the Subordinated Notes, the Tender Offer Documents and the Merger Documents.

          "Domestic Operating Companies" shall mean the Borrower and each of its Subsidiaries other than Foreign Subsidiary.

          "Domestic Subsidiary" shall mean each Subsidiary of Holdings other than Foreign Subsidiary.

          "Effective Date" shall have the meaning provided in Section 12.10; provided, however, that the Effective Date shall be no later than June 29, 2000.

          "Effective  Date  Indebtedness"  shall have the  meaning  provided  in
Section 6.25.

          "Effective  Date  Indebtedness   Agreement"  shall  have  the  meaning
provided in Section 5.01(k)(3).

          "Eligible Accounts Receivable" shall mean Accounts of the Credit Parties eligible for inclusion in the calculation of the Borrowing Base pursuant to this definition. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

          (a) it arises out of a sale made by a Credit Party to an Affiliate; or

          (b) in the case of sales of clocks, the payment terms are not customary for the industry; or

          (c) other than transactions involving clocks, its payment terms are longer than 90 days from date of invoice; or

          (d) it is unpaid more than 90 days after the original payment due date; or

          (e) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (d) above; or

          (f) the account debtor for the Account is a creditor of a Credit Party and has not waived all rights to exercise its right of setoff against such Account; or

          (g) the account debtor is (or its assets are) the subject of an Insolvency Event unless the Agent in its reasonable discretion from time to time approves the credit of any such account debtor; provided, that the credit of Levitz Furniture Inc. and Roberds, Inc. shall be acceptable as of the Effective Date; or

          (h) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

          (i) the account debtor is the United States of America or any department, agency or instrumentality thereof, to the extent that the aggregate amount of such accounts receivable exceed $500,000, unless the Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq.); or

          (j) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted, or the Account otherwise does not represent a final sale; or

          (k) the Account does not comply with all Requirements of Law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

          (l) the Account is not subject to a valid and perfected first priority Lien in favor of the Agent or does not otherwise conform to the representations and warranties contained in the Credit Documents.

          "Eligible Inventory" shall mean Inventory eligible for inclusion in the calculation of the Borrowing Base pursuant to this definition. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a first in/first out basis, and shall exclude the value of any goods returned or rejected by the Credit Parties' customers and goods in transit to third parties. Unless otherwise approved in writing by the Agent, no Inventory shall be deemed Eligible Inventory if:

          (a) it is not owned solely by a Credit Party or a Credit Party does not have good, valid and marketable title thereto; or

          (b) it is not subject to a valid and perfected first priority Lien in favor of the Agent except for Liens for normal and customary warehousing charges; or

          (c) it is not finished goods, work-in-progress or raw materials or is obsolete, or does not otherwise conform to the representations and warranties contained in the Credit Documents.

          "Eligible Transferee" shall mean and include any "accredited investor" (as defined in Regulation D of the Securities Act) which is a commercial bank, financial institution, insurance company or investment or mutual fund.

          "Employee Benefit Plans" shall have the meaning provided in Section 5.01(k).

          "Employment Agreements" shall have the meaning provided in Section 5.01(k).

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued to Holdings or any of its Subsidiaries under any such law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any applicable international or U.S. federal, state or local statute, law, treaty, rule, regulation, ordinance, code, written policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to pollution or protection of human health or the environment or Hazardous Materials including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. Section 9601 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C.
Section 1251 et seq.; the Toxic  Substances  Control Act, as amended,  15 U.S.C.
Section  2601 et seq.;  the Oil  Pollution  Act of 1990,  as amended,  33 U.S.C.
Section 2701 - 2761; the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 3808 et seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. 651 et seq.; and their counterparts or equivalents under state, foreign or local law.

          "Equity Financing" shall mean the issuance by Holdings of Holdings Capital Stock to the Equity Investors and Management Participants on the Effective Date pursuant to the Equity Financing Documents.

          "Equity  Financing  Documents"  shall  mean the  agreements  listed on
Schedule 10.

          "Equity Investors" shall mean and include Quad-C, Affiliates of Quad-C and DB Capital Investors LP.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA.

          "Eurodollar Loans" shall mean each Loan (or portion thereof) bearing interest at the rate provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by the Agent for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 9.

          "Excess Cash Flow" shall mean, for any period (i) the sum of (A) Consolidated Net Income for such period, plus (B) the amount of all non-cash charges (including, without limitation or duplication, depreciation, amortization and non-cash interest expense) included in determining Consolidated Net Income for such period plus (C) the decrease, if any, in Working Capital from the first day to the last day of such period, minus (ii) the sum (without duplication) of (A) any non-cash credits (including from sales of assets) included in determining Consolidated Net Income for such period, (B) gains from sales of assets (other than sales of inventory in the ordinary course of business) included in determining Consolidated Net Income for such period, (C) an amount equal to (1) all Capital Expenditures (excluding Capital Expenditures made pursuant to Section 8.08(c) or (d) made during such period that are not financed by Indebtedness (including Capitalized Lease Obligations but excluding Loans hereunder) , (D) the amount of cash expended in respect of Permitted Acquisitions during such period, except to the extent constituting Capital Expenditures or financed with Indebtedness, (E) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of Holdings and its Subsidiaries (other than (1) repayments of Indebtedness with proceeds of issuance or other Indebtedness or equity or equity contributions or with proceeds of asset sales or Recovery Events and (2) repayments of Loans or other Obligations, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(A)(b) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period,
(F) non-cash charges added back in a previous period pursuant to clause (i)(B) above to the extent any such charge has become a cash item in the current period, (G) the increase, if any, in Working Capital from the first day to the last day of such period and (H) costs incurred by Holdings during such period and paid for with the proceeds of dividends paid by Holdings pursuant to Section 8.06(iv) to the extent not deducted in determining Consolidated Net Income for such period.

          "Excess Cash Flow Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Holdings, except in the case of the fiscal year ending October 29, 2000, which shall be the portion of fiscal year commencing on the Effective Date.

          "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of a fiscal year of Holdings (beginning with its fiscal year ending on October 29, 2000).

          "Excess  Proceeds Amount" shall initially be $0, which amount shall be
(A) increased on each Excess Cash Payment Date so long as any repayment required pursuant to Section 4.02(A)(f) has been made, by an amount equal to 25% of Excess Cash Flow for the immediately preceding Excess Cash Flow Period, and (B) reduced (i) on each Excess Cash Payment Date where Excess Cash Flow for the immediately preceding Excess Cash Flow Period is a negative number (except if such negative number was created by a voluntary prepayment or reduction of Indebtedness), by such amount, (ii) at the time any Capital Expenditure is made pursuant to Section 8.08(e), by the amount thereof, and (iii) at the time any Permitted Acquisition is made, by the amount of Excess Proceeds expended in connection therewith (it being understood that the Excess Proceeds Amount may be reduced to an amount below zero after giving effect to the reduction enumerated in clause (B)(i) above).

          "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the Term Loan Facility or the Revolving Loan Facility.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

          "Fees" shall mean all amounts payable  pursuant to, or referred to in,
Section 3.01

          "Final Maturity Date" shall mean six years from the Effective Date.

          "Foreign Subsidiary" shall mean Pulaski Foreign Sales Corporation, a United States Virgin Islands corporation.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

          "Guaranteed Creditors" shall mean and include the Agent, the Collateral Agent, the Letter of Credit Issuer, the Banks and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

          "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to the Borrower or otherwise) on each Note issued by the Borrower to each Bank, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to such Bank, the Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower or any of its Subsidiaries owing under any such Interest Rate Protection Agreement or Other Hedging Agreement entered into by the Borrower or any of its Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Guarantor" shall mean Holdings and, after the execution and delivery of the Subsidiary Guaranty, each Subsidiary Guarantor.

          "Guaranty" shall mean and include the Guaranty by Holdings pursuant to
Section  13 and,  after the  execution  and  delivery  thereof,  the  Subsidiary
Guaranty.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, prohibited levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person but excluding deferred rent as determined in accordance with GAAP, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person and (ix) all obligations of such Person under Synthetic Leases, provided, that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business or any supply contracts entered into in the ordinary course of business.

          "Initial Term Loan" shall mean the amount of the Term Loan necessary to purchase the shares tendered pursuant to the Tender Offer and to pay transaction expenses incurred by the Borrower on the Effective Date after the amounts received by Holdings pursuant to the Subordinated Notes and the Equity Financing have been used.

          "Insolvency Event" shall mean, with respect to any Person, the occurrence of any of the following: (a) a voluntary or involuntary petition for bankruptcy or other relief under the Bankruptcy Code or any similar statute, (b) an assignment for the benefit of creditors, (c) failure, suspension of business operations, or insolvency, (d) appointment of a receiver or trustee, or (e) failure to pay debts as they become due.

          "Intercompany  Loan"  shall  have  the  meaning  provided  in  Section
8.05(g).

          "Intercompany Notes" shall mean promissory notes, in the form of Exhibit J, evidencing Intercompany Loans.

          "Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Interest   Determination  Date"  shall  mean,  with  respect  to  any
Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Inventory"   shall  mean  "Inventory"  as  defined  in  the  Security
Agreement.

          "L/C Supportable Indebtedness" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries otherwise permitted to exist pursuant to the terms of this Agreement.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

          "Letter of Credit Issuer" shall mean BTCo and its Affiliates including, without limitation, Deutsche Bank AG, New York Branch and any Bank which, at the request of the Borrower and with the consent of the Agent agrees, in such Bank's sole discretion, to become a Letter of Credit Issuer for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Letter of Credit Issuers on the Effective Date are BTCo for standby Letters of Credit and Deutsche Bank AG, New York Branch, for trade Letters of Credit.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings then last ended.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

          "Loan" shall mean each Term Loan, Revolving Loan and Swingline Loan.

          "Management Agreements" shall have the meaning provided in Section 5.01(k).

          "Management Participants" shall mean certain members of the management of Target.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of Target, or Holdings and its Subsidiaries taken as a whole.

          "Maximum Swingline Amount" shall mean $2,000,000.

          "Merger" shall mean the merger of Acquisition with and into Target pursuant to, and in accordance with the terms of, the Merger Documents, with Pulaski Furniture Corporation as the surviving corporation of said merger.

          "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of March 29, 2000, by and among Pine Holdings, Inc., Pine Acquisition Corp. and Target, as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof.

          "Merger Closing Date" shall mean the date on which the Merger is consummated and all of the conditions contained in Section 5.02 are met.

          "Merger Closing Date Indebtedness"  shall have the meaning provided in
Section 6.25.

          "Merger Documents" shall mean the Merger Agreement, the certificate of merger and all other agreements and documents related to the Merger.

          "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans (other than Swingline Loans), $500,000, (ii) for Eurodollar Loans, $1,000,000, and
(iii) for Swingline Loans, $150,000.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Mortgage" shall have the meaning provided in Section 5.02(j).

          "Mortgage  Policies"  shall  have  the  meaning  provided  in  Section
5.02(j).

          "Mortgaged Properties" shall mean and include (i) all Real Properties owned by Holdings and its Domestic Subsidiaries and designated as such on
Schedule 6.20 and (ii) each Real Property subjected to a mortgage in favor of the Collateral Agent for the benefit of the Secured Creditors pursuant to
Section 7.11.

          "Multiemployer Plan" shall mean any plan, as defined in Section 4001(a)(3) of ERISA which is contributed to by (or to which there is an obligation to contribute of ) Holdings, any Subsidiary of Holdings or any ERISA Affiliate.

          "Net Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by Holdings and/or any of its Subsidiaries from such Asset Sale net of (a) reasonable cash expenses of sale (including, as applicable, any brokerage or underwriting fees, reasonable legal, advisory and other fees, transfer taxes and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale) and (b) incremental income taxes paid or payable as a result thereof.

          "Non-Compete Agreements" shall have the meaning provided in Section 5.01(k).

          "Non-Defaulting  Bank"  shall mean each Bank  other than a  Defaulting
Bank.

          "Note" shall mean each Term Note, each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of  Conversion"  shall have the  meaning  provided  in Section
1.06.

          "Notice Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to the Borrower and the Banks from time to time.

          "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Collateral Agent, any Letter of Credit Issuer or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Operating Companies" shall mean the Borrower and each of its Domestic Subsidiaries.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to the Borrower and the Banks from time to time.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" shall mean, at any time for each Bank, the percentage obtained by dividing such Bank's Revolving Loan Commitment at such time by the Total Revolving Loan Commitment then in effect; provided, that if the Total Revolving Loan Commitment has been terminated, the Percentage of each Bank shall be determined by dividing such Bank's Revolving Loan Commitment as in effect immediately prior to such termination by the Total Revolving Loan Commitment as in effect immediately prior to such termination.

          "Permitted Acquisition" shall have the meaning provided in Section 8.02(n).

          "Permitted Acquisition Cost" shall mean, with respect to any Permitted Acquisition, the aggregate amount paid in connection with such Permitted
Acquisition (including for this purpose, without duplication, all cash consideration paid, the face amount of all Indebtedness incurred or assumed in connection with such Permitted Acquisition, and the maximum amount of any "earn-out" obligations).

          "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and found, on the date of delivery of such Mortgage Policies to the Collateral Agent in accordance with the terms hereof, reasonably acceptable by the Collateral Agent, (ii) as to any particular Mortgaged Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent, (iii) zoning and other municipal ordinances, which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage), (iv) general real estate taxes and assessments not yet due, and (v) similar items as to which the Collateral Agent may consent (such consent not to be unreasonably withheld).

          "Permitted Liens" shall have the meaning provided in Section 8.03.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any single-employer plan, as defined in 4001(a)(15) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings (including Target) or a Subsidiary of Holdings or an ERISA Affiliate and that is subject to Title IV of ERISA.

          "Pledge Agreement" shall mean the pledge agreements executed and delivered pursuant to Sections 5.01(j) and 5.02(i) and any pledge agreement constituting an Additional Security Document, as each may be amended, modified or supplemented from time to time.

          "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreements.

          "Prime Lending Rate" shall mean the rate which the Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Projections" shall have the meaning provided in Section 5.01(n).

          "Proportionate Share" of a Lender shall mean a fraction, expressed as a decimal, obtained by dividing its Revolving Loan Commitment by the Total Revolving Loan Commitment.

          "Quad-C" shall mean Quad-C Management, Inc., a [Virginia] corporation.

          "Quad-C Consulting Agreement" shall mean the Consulting Agreement, dated as of May [__], 2000 between Quad-C and the Borrower as same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

          "Qualified Preferred Equity" shall mean preferred Capital Stock of Holdings which contains no covenants and requires no redemptions, repayments, sinking fund payments or other returns of capital thereunder at any time any Obligations remain outstanding.

          "Quarterly Payment Date" shall mean the following dates:

                      July 9, 2000
                      October 29, 2000
                      January 21, 2001
                      April 15, 2001
                      July 8, 2001
                      October 28, 2001
                      January 20, 2002
                      April 14, 2002
                      July 7, 2002
                      October 27, 2002
                      January 19, 2003
                      April 13, 2003
                      July 6, 2003
                      November 2, 2003
                      January 25, 2004
                      April 18, 2004
                      July 11, 2004
                      October 31, 2004
                      January 23, 2005
                      April 17, 2005
                      July 10, 2005
                      October 30, 2005
                      January 22, 2006
                      April 16, 2006

          "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of Holdings or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Holdings or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 7.03; provided that notwithstanding the foregoing, the term Recovery Event shall not include the receipt by Holdings or any of its Subsidiaries of any proceeds payable under business interruption insurance.

          "Register" shall have the meaning provided in Section 12.17.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

          "Release" shall mean active or passive disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, migrating, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under PBGC Regulation Section 4043.

          "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans and Revolving Loan Commitments (or, if after the Total Revolving Loan Commitment has been terminated, outstanding Revolving Loans and Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) constitute greater than 50% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks and (ii) the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of Defaulting Banks (or, if after the Total Revolving Loan Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

          "Revolving Loan" shall have the meaning provided in Section 1.01(b).

          "Revolving Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule 1 directly below the column entitled "Revolving Loan Commitment," or, in the case of Persons who become Banks after the Effective Date, the amount provided therefor in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to Sections 3.02, 3.03 and/or 9.

          "Revolving  Loan  Commitment  Fee" shall have the meaning  provided in
Section 3.01(b).

          "Revolving Loan Facility" shall mean the Facility evidenced by the Total Revolving Loan Commitment.

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Rollover Amount" shall have the meaning provided in Section 8.08(b).

          "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.

          "Scheduled Repayment" shall have the meaning provided in Section 4.02(A)(b).

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "Section  4.04(b)(ii)  Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning provided in the Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Security Agreement" shall mean the security agreements executed and delivered pursuant to Sections 5.01(i) and 5.02(j) and any security agreement constituting an Additional Security Document, as each may be amended, modified or supplemented from time to time.

          "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement, each Mortgage, each Additional Security Document, if any and each other document or instrument entered into pursuant to Sections 5.01(i), 5.01(j), 7.11 and 7.13, if any, in each case as and when executed and delivered in accordance with the terms of this Agreement.

          "Shareholders' Agreements" shall have the meaning provided in Section 5.01(k).

          "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by the Borrower or any of its Subsidiaries) in the form of Exhibit K or any other terms and conditions reasonably acceptable to the Agent.

          "Stated Amount" of each Letter of Credit shall mean at any time the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

          "Subordinated Notes" shall mean the Subordinated Notes issued by Holdings to the Equity Investors and the Management Participants on and after the Effective Date substantially in the form of Exhibit L attached hereto as the same may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. For avoidance of doubt, each reference to "Subsidiary" in this Agreement shall include Target (until the Merger Closing Date) and its Subsidiaries.

          "Subsidiary Guarantor" shall mean each Subsidiary of Holdings (other than Foreign Subsidiary except to the extent otherwise provided in Section 7.13) that becomes a party to the Subsidiary Guaranty.

          "Subsidiary Guaranty" shall mean, after the execution and delivery thereof, the Subsidiary Guaranty, entered into by each Subsidiary Guarantor, in the form of Exhibit H, as the same may be amended, modified or supplemented from time to time.

          "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Final Maturity Date.

          "Swingline Loans" shall have the meaning provided in Section 1.01(c).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Date" shall mean that date upon which the Agent determines (and notifies the Borrower and the Banks) that the primary syndication (and resultant addition of Persons as Banks pursuant to Section 12.04(b)) has been completed.

          "Synthetic Lease" shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

          "Target" shall have the meaning provided in the first paragraph of this Agreement.

          "Tax Sharing Agreements" shall have the meaning provided in Section 5.13(h).

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Tender Offer" shall mean the offer to purchase the shares of Target pursuant to the terms of the Tender Offer Documents.

          "Tender Offer Closing" shall mean the closing of the acquisition by Acquisition of at least 66_% of the issued and outstanding common shares of Target pursuant to the terms of the Tender Offer Documents.

          "Tender Offer Documents" shall mean the Offer to Purchase For Cash All of the Outstanding Shares of Common Stock (including the Associated Preferred Stock Purchase Rights) of Pulaski Furniture Corporation at $22.50 Net Per Share of Common Stock by Pine Acquisition Corp., dated April 7, 2000.

          "Term Loan" shall have the meaning provided in Section 1.01(a).

          "Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Schedule 1 directly below the column entitled "Term Loan Commitment," or, in the case of Persons who become Banks after the Effective Date, the amount provided therefor in the applicable Assignment and Assumption Agreement, as the same may be reduced or terminated pursuant to Sections 3.02, 3.03 and/or 9.

          "Term Loan Commitment Fee" shall have the meaning provided in Section 3.01(a).

          "Term Loan Facility" shall mean the Facility evidenced by the Total Term Loan Commitment.

          "Term Note" shall have the meaning provided in Section 1.05(a).

          "Title Company" shall have the meaning provided in Section 5.02(j).

          "Total Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Loan Commitment.

          "Total Revolving Loan Commitment" shall mean the sum of the Revolving Loan Commitments of each of the Banks.

          "Total Term Loan Commitment" shall mean the sum of the Term Loan Commitments of each of the Banks.

          "Total Unutilized  Revolving Loan Commitment" shall mean, at any time,
(i) the Total Revolving Loan Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus the Letter of Credit Outstandings at such time.

          "Transaction" shall mean, collectively, (i) the issuance by Holdings of the Subordinated Notes on the Effective Date, (ii) the transactions under the Equity Financing Documents, (iv) the Tender Offer, (v) the Merger, (vi) the making of the Loans and the other transactions under the Credit Documents, and
(vii) the payment of fees and expenses in connection with the foregoing.

          "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

          "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

          "Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Written," "written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

          SECTION 11. The Agent.

          11.01 Appointment. Each Bank hereby irrevocably designates and appoints BTCo as Agent of such Bank (such term to include for purposes of this Section 11, BTCo acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes BTCo as the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 11 are solely for the benefit of the Agent and the Banks, and neither Holdings nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

          11.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          11.03 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person in its capacity as Agent under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by Holdings, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Document or for any failure of Holdings or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Documents, or to inspect the properties, books or records of Holdings or any of its Subsidiaries. The Agent shall not be
responsible  to  any  Bank  for  the   effectiveness,   genuineness,   validity,
enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of Holdings or any of its Subsidiaries to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or any other event, act or circumstance.

          11.04 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Holdings or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

          11.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has actually received notice from a Bank, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          11.06  Nonreliance  on Agent and  Other  Banks.  Each  Bank  expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Credit Parties or any of their Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Target,
Holdings, the Borrower or their respective Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of Target, Holdings, the Borrower or their respective Subsidiaries. The Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of Target, Holdings, the Borrower or their respective Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          11.07 Indemnification. The Banks agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such "percentages" to be determined as if there are no Defaulting Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; provided, that no Bank shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

          11.08 Agent in its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          11.09 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          11.10 Resignation of the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

          (c) If a successor Agent shall not have been so appointed within such 30 Business Day period, the Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or
(c) above by the 30th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.

          SECTION 12. Miscellaneous.

          12.01 Payment of Expenses, etc. The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent and the Collateral Agent, (including, without limitation, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom, LLP and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Agent, the Collateral Agent, any Letter of Credit Issuer and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Agent, the Collateral Agent, any Letter of Credit Issuer and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for the Agent, the Collateral Agent, any Letter of Credit Issuer and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Agent, the Collateral Agent, any Letter of Credit Issuer and each Bank, their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent, such Letter of Credit Issuer or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Agent, the Collateral Agent, any Letter of Credit Issuer, any Bank, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged generation, presence, Release or threatened Release of Hazardous Materials (i) on or from, or the transportation of Hazardous Materials to or from, any Real Property at any time owned or operated by Holdings or any of its Subsidiaries, or (ii) in the air, surface water or groundwater or on the surface or subsurface of any Real Property or (c) any Environmental Claim relating to Holdings or its Subsidiaries or any Real Property at any time owned or operated by Holdings or any of its Subsidiaries, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

          12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, the Agent, the Collateral Agent, each Letter of Credit Issuer and each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Agent, the Collateral Agent, such Letter of Credit Issuer or such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of such Credit Party against and on account of the Obligations and liabilities of such Credit Party to the Agent, the Collateral Agent, such Letter of Credit Issuer or such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Person pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Agent, the Collateral Agent, such Letter of Credit Issuer or such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Bank is hereby designated the agent of all other Banks for purposes of effecting set off pursuant to this Section 12.02, and each Credit Party hereby grants to each Bank for such Bank's own benefit and as agent for all other Banks a continuing security interest in any and all deposits, accounts or moneys of such Credit Party maintained from time to time with such Bank.

          12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Schedule 2 or in the applicable Assignment and Assumption Agreement; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

          12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks and, provided further, that, although any Bank may grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 12.04(b)) and the participant shall not constitute a "Bank" hereunder and, provided further, that no Bank shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date for Revolving Loans) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Holdings or the Borrower of any of their rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral supporting the Loans hereunder in which such participant is participating, except in connection with Asset Sales otherwise permitted hereunder. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments (and related outstanding Obligations hereunder) and/or outstanding principal amount of Term Loans hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule 1 shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) the consent of the Agent and the Borrower shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.04(b) (which consent shall not be unreasonably withheld), (iv) the consent of each Letter of Credit Issuer shall be required in connection with any such assignment of Revolving Loan Commitments pursuant to clause (y) of this Section 12.04(b) (which consent shall not be unreasonably withheld) and (v) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 12.17 hereof. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section
4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or
4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, the Collateral Agent, any Letter of Credit Issuer or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Agent, the Collateral Agent, any Letter of Credit Issuer or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, the Collateral Agent, any Letter of Credit Issuer or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Collateral Agent, any Letter of Credit Issuer or the Banks to any other or further action in any circumstances without notice or demand.

          12.06 Payments Pro Rata. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise but excluding by operation of Section 4.01(b)) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings or the Borrower to the Banks); provided, that except as otherwise specifically provided herein, all computations determining compliance with Sections 4.02 and 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the financial statements delivered to the Banks pursuant to Section 6.10(b).

          (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

          12.08 Governing Law: Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN THE MORTGAGES) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective unless such Credit Party did not actually receive such service of process. Nothing herein shall affect the right of the Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

          (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

          12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

          12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Credit Parties, the Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it.

          12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of (1) each Bank (other than a Defaulting Bank) directly affected thereby, extend the final scheduled maturity of any Loan or Note or extend the stated expiry date of any Letter of Credit beyond the applicable Final Maturity Date, or reduce the rate (other than waiver of interest due under Section 1.08(c)) or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (it being understood and agreed that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for the purposes of this clause (1)), (2) each Bank (other than a Defaulting Bank)
(i) release all or substantially all of the Collateral, except in connection with Asset Sales otherwise permitted hereunder, (ii) amend, modify or waive any provision of this Section 12.12, (iii) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (iv) consent to the assignment or transfer or release by any of the Credit Parties of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Bank from the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (2) without the consent of the Letter of Credit Issuer, amend, modify or waive any provision of
Section 2 or alter its rights or obligations  with respect to Letters of Credit,
(3) without the consent of the Agent,  amend,  modify or waive any  provision of
Section 11 as same applies to such Agent or any other provision as same relates to the rights or obligations of the Agent, (4) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (5) without the consent of BTCo, alter its rights or obligations with respect to the Swingline Loans, or (6) without the consent of Banks holding more than 50% of the outstanding Term Loans, change the scheduled payments required pursuant to Section 4.02(A)(b) on the Term Loans.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (1) and (2)(i) through (iv), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause (A) or
(B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment (if such Bank's consent is required as a result of its Revolving Loan Commitment) and/or repay outstanding Loans of such Bank under each Facility which gave rise to the need to obtain such Bank's consent and/or cash collateralize its applicable Percentage of the Letter of Credit of Outstandings, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that the Borrower shall not have the right to replace a Bank, terminate its Commitments or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

          12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

          12.14 Domicile of Loans and Commitments. Each Bank may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrower shall not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

          12.15 Confidentiality. (a) Each of the Banks agrees that it will use reasonable best efforts not to disclose without the prior consent of the Borrower (other than to its directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Credit Parties which is furnished pursuant to this Agreement; provided, that any Bank may disclose any such information (a) as has become generally available to the public or has become available to such Bank on a non-confidential basis,
(b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; provided, that such prospective transferee agrees, for the benefit of such Bank and the Borrower, to be bound by this Section 12.15 to the same extent as such Bank and provided that the Borrower have been given notice of the prospective transfer.

          (b) Each of the Credit Parties hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided that such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Bank).

          12.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          12.17 Registry. The Borrower hereby designate the Agent to serve as the Borrower's agent, solely for purposes of this Section 12.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agree to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 12.17 (other than those caused by the gross negligence or willful misconduct of the Agent).

          12.18 Limited Recourse. The Banks agree that notwithstanding anything to the contrary contained herein or in the other Credit Documents, no director, officer, employee, stockholder (other than the Credit Parties) or incorporator (or equivalent thereof) of Holdings and its Subsidiaries, in each case in such capacity, shall have any liability to the Banks for any Obligations or for any claim based on, in respect of or by reason of such Obligations or their creation, and the Banks shall have no recourse against any such person in such capacity in respect of the Obligations.

          SECTION 13. Guaranty.

          13.01 The Guaranty. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letter of Credit, Holdings (the "Guarantor") hereby agree with the Banks as follows: the Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors becomes due and payable hereunder, the Guarantor unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Borrower, and the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. The Collateral Agent shall have the exclusive right to enforce all rights and claims under this Section 13 against the Guarantor, on behalf of the Guaranteed Creditors.

          13.02 Bankruptcy. Additionally, the Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 9.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          13.03 Nature of Liability. The liability of the Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by the Guarantor, any other guarantor or by any other party, and the liability of the Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          13.04 Independent Obligation. The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or either of the Borrower be joined in any such action or actions. The Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Guarantor.

          13.05 Authorization. The Guarantor authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to their creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Guarantor from its liabilities under the Guaranty.

          13.06 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          13.07 Subordination. Any of the indebtedness of the Borrower relating to the Guaranteed Obligations now or hereafter owing to the Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditor; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of the Borrower to the Guarantor shall be collected, enforced and received by the Guarantor for the benefit of the Guaranteed Creditors and be paid over to the Agent on behalf of the Guaranteed Creditor on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guaranty. Prior to the transfer by the Guarantor of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrower to the Guarantor, the Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          13.08 Waiver. (a) The Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Guaranteed Creditor's power whatsoever. The Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. The Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any other party or any security.

          (b) The Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise the Guarantor of information known to them regarding such circumstances or risks.

          13.09 Nature of Liability. It is the desire and intent of the Guarantor and the Guaranteed Creditors that this Guaranty shall be enforced against the Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of the Guarantor shall be deemed to be reduced and the Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                                      * * *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                             PINE ACQUISITION CORPORATION,
                               as Borrower,


                             By:
                                -----------------------------------
                                Name:
                                Title:
                                Address:  c/o Quad-C Management, Inc.
                                          230 East High Street
                                          Charlottesville, VA  22902


                             PINE HOLDINGS, INC., as a Guarantor,


                             By:
                                -----------------------------------
                                Name:
                                Title:
                                Address:   c/o Quad-C Management, Inc.
                                           230 East High Street
                                           Charlottesville, VA  22902



                             BANKERS TRUST COMPANY,
                               Individually, as Agent


                             By:
                                -----------------------------------
                                Name:
                                Title:
                                Address:

                                                                      SCHEDULE 1



                          LIST OF BANKS AND COMMITMENTS
                          -----------------------------

                                                               Revolving
                                     Term Loan                   Loan
Bank                                 Commitment               Commitment
----                                 ----------               ----------








                                     _________                __________
Total

                                                                      SCHEDULE 2



                                 BANK ADDRESSES
                                 --------------



Bank                                     Address
----                                     -------

Bankers Trust Company                    One Bankers Trust Plaza
                                         New York, New York 10006
                                         Attention:  Mary Kay Coyle
                                         Telephone No.:  (212) 250-9094
                                         Facsimile No.:  (212) 250-7218

                                                                   SCHEDULE 6.04


                                   LITIGATION
                                   ----------

                                                                   SCHEDULE 6.13


             REQUIRED CONSENTS, APPROVALS, FILINGS AND REGISTRATIONS
             -------------------------------------------------------

                                                                   SCHEDULE 6.15

                                      ERISA
                                      -----

                                                                   SCHEDULE 6.16


                                  SUBSIDIARIES
                                  ------------

                                                                   SCHEDULE 6.17


                              INTELLECTUAL PROPERTY
                              ---------------------

                                                                   SCHEDULE 6.18


                            COMPLIANCE WITH STATUTES
                            ------------------------

                                                                   SCHEDULE 6.19

                            ENVIRONMENTAL DISCLOSURES
                            -------------------------

                                                                   SCHEDULE 6.20

                                  REAL PROPERTY
                                  -------------

A.    Real Properties owned by Holdings and its Domestic Subsidiaries:



B.    Real Properties owned by Foreign Subsidiary:



C.    Leaseholds leased by Holdings or any of its Subsidiaries:

                                                                   SCHEDULE 6.24

                                    INSURANCE
                                    ---------

                                                                   SCHEDULE 6.25

                           EFFECTIVE DATE INDEBTEDNESS
                           ---------------------------









                        MERGER CLOSING DATE INDEBTEDNESS
                        --------------------------------

                                                                SCHEDULE 8.03(d)



                                 Permitted Liens
                                 ---------------



     Filing                                                  File       Original       Description
    Location         Debtor         Secured Party           Number      File Date     of Collateral
------------------ ----------- ------------------------- ------------- ------------ ------------------






                                                                SCHEDULE 8.03(p)




                                  Target Liens
                                  ------------



     Filing                                                  File       Original       Description
    Location         Debtor         Secured Party           Number      File Date     of Collateral
------------------ ----------- ------------------------- ------------- ------------ ------------------


